                                                                     EXHIBIT 2.4




                        STOCK AND MEMBERSHIP INTEREST

                              PURCHASE AGREEMENT


                                    among


                             MJD VENTURES, INC.,


                JAMES AND SUSAN BAUCHMAN LIMITED PARTNERSHIP,


                 JOHN W. BAUCHMAN FAMILY LIMITED PARTNERSHIP,


       THOSE OTHER SHAREHOLDERS AND THE MEMBERS LISTED ON SCHEDULE 2.7


                                   HERETO,


                              FREMONT TELCOM CO.


                                     AND


                          FRETEL COMMUNICATIONS, LLC


                          Dated as of April 21, 2000

                               TABLE OF CONTENTS

      This Table of Contents is not part of this Agreement but is attached for convenience only.


ARTICLE I
PURCHASE OF SHARES...........................................................2
      Section 1.1   PURCHASE AND SALE........................................2
      Section 1.2   PURCHASE PRICE...........................................2
      Section 1.3   POST-CLOSING ADJUSTMENTS TO THE FREMONT
      ADJUSTED PURCHASE PRICE................................................4

ARTICLE II

REPRESENTATIONS AND WARRANTIES OF THE SELLERS................................5
      Section 2.1   CORPORATE ORGANIZATION...................................5
      Section 2.2   AUTHORIZATION............................................5
      Section 2.3   NO VIOLATION.............................................6
      Section 2.4   SUBSIDIARIES AND INVESTMENTS.............................6
      Section 2.5   STOCK RECORD BOOK........................................7
      Section 2.6   CORPORATE BOOKS..........................................7
      Section 2.7   TITLE TO SHARES..........................................7
      Section 2.8   OPTIONS AND RIGHTS.......................................8
      Section 2.9   FINANCIAL STATEMENTS.....................................8
      Section 2.10  EMPLOYEES................................................9
      Section 2.11  ABSENCE OF CERTAIN CHANGES..............................10
      Section 2.12  CONTRACTS...............................................10
            (a)   GENERALLY.................................................10
            (b)   COMPLIANCE................................................11
      Section 2.13  TRUE AND COMPLETE COPIES................................12
      Section 2.14  TITLE AND RELATED MATTERS...............................12
            (a)   OWNED PROPERTY, LIENS.....................................12
            (b)   LEASED PROPERTY...........................................12
            (c)   REGULATORY/ZONING COMPLIANCE..............................13
            (d)   UTILITIES.................................................13
            (e)   CONDITION.................................................13
      Section 2.15  LITIGATION..............................................13
      Section 2.16  TAX MATTERS.............................................14
            (a)   GENERALLY.................................................14
            (b)   GOOD FAITH................................................14
            (c)   CLAIMS....................................................14
            (d)   COURSE OF BUSINESS........................................15
            (e)   WITHHOLDINGS..............................................15
            (f)   PARTNERSHIPS..............................................15


                                       -i-




            (g)   ACCOUNTING METHOD ADJUSTMENTS.............................15
            (h)   TAX EXEMPTIONS............................................15
            (i)   TAX RETURN REVIEWS........................................15
            (j)   POWER OF ATTORNEY.........................................15
            (k)   TRUE AND COMPLETE COPIES..................................16
      Section 2.17  BANK AND BROKERAGE ACCOUNTS.............................16
      Section 2.18  COMPLIANCE WITH APPLICABLE LAWS, REGULATIONS
      AND ORDERS............................................................16
      Section 2.19  EMPLOYEE BENEFIT PLANS..................................16
      Section 2.20  INTELLECTUAL PROPERTY...................................20
      Section 2.21  ENVIRONMENTAL MATTERS...................................20
            (a)   GENERALLY.................................................20
            (b)   PROPERTY..................................................21
            (c)   TRANSPORTATION............................................21
            (d)   NOTIFICATION OF RELEASE...................................21
            (e)   LIENS.....................................................21
            (f)   SITE ASSESSMENTS..........................................21
      Section 2.22  CAPITAL EXPENDITURES AND INVESTMENTS....................22
      Section 2.23  DEALINGS WITH AFFILIATES................................22
      Section 2.24  INSURANCE...............................................22
      Section 2.25  COMMISSIONS.............................................23
      Section 2.26  PERMITS AND REPORTS.....................................23
      Section 2.27  ABSENCE OF UNDISCLOSED LIABILITIES/CORPORATE DEBT.......24
      Section 2.28  SECURITIES LAWS MATTERS.................................24
      Section 2.29  DISCLOSURE..............................................26

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF THE PURCHASER.............................26
      Section 3.1 CORPORATE ORGANIZATION....................................26
      Section 3.2 AUTHORIZATION.............................................26
      Section 3.3 NO VIOLATION..............................................26
      Section 3.4 INVESTMENT INTENT.........................................27
      Section 3.5 PURCHASER'S SOPHISTICATION................................27

ARTICLE IV

COVENANTS OF THE SELLERS AND THE COMPANY....................................27
      Section 4.1 REGULAR COURSE OF BUSINESS................................28
            (a)   GENERALLY.................................................28
            (b)   COMPENSATION..............................................28
            (c)   INSURANCE.................................................28
            (d)   CLAIMS....................................................28
            (e)   SUPPLEMENT................................................28
      Section 4.2 AMENDMENTS................................................28

                                      -ii-


      Section 4.3   CAPITAL CHANGES.........................................28
      Section 4.4   DIVIDENDS...............................................29
      Section 4.5   CAPITAL EXPENDITURES; TRANSACTIONS WITH AFFILIATES......29
      Section 4.6   BORROWING...............................................29
      Section 4.7   PROPERTY................................................29
      Section 4.8   OTHER COMMITMENTS.......................................29
      Section 4.9   INTERIM FINANCIAL INFORMATION, INVESTMENT K-1s..........29
      Section 4.10  CONSENTS AND AUTHORIZATIONS.............................29
      Section 4.11  ACCESS..................................................30
      Section 4.12  NOTICE OF TRANSFER......................................30
      Section 4.13  PAYMENT OF STAMP TAX....................................30
      Section 4.14  DISCLOSURE..............................................30
      Section 4.15  COOPERATION WITH PURCHASER..............................30

ARTICLE V

COVENANTS OF THE PURCHASER..................................................31
      Section 5.1 CONSENTS AND AUTHORIZATIONS...............................31

ARTICLE VI

OTHER AGREEMENTS............................................................31
      Section 6.1 AGREEMENT TO DEFEND.......................................31
      Section 6.2 FURTHER ASSURANCES........................................31
      Section 6.3 CONSENTS..................................................31
      Section 6.4 NO SOLICITATION OR NEGOTIATION............................32
      Section 6.5 NO TERMINATION OF THE OBLIGATIONS BY SUBSEQUENT
      DISSOLUTION...........................................................32
      Section 6.6 PUBLIC ANNOUNCEMENTS......................................32
      Section 6.7 RECORDS AND INFORMATION...................................33
            (a)   RETENTION OF RECORDS......................................33
            (b)   ACCESS TO INFORMATION.....................................33
            (c)   DELIVERY OF CORPORATE RECORDS.............................33
            (d)   WITNESSES.................................................33
      Section 6.8 INSURANCE POLICIES AND CLAIMS ADMINISTRATION..............34
            (a)   INSURANCE COVERAGE PRIOR TO THE CLOSING DATE..............34
            (b)   INSURANCE COVERAGE AFTER THE CLOSING DATE.................34
      Section 6.9 OTHER TAX MATTERS.........................................35
            (a)   TAX RETURNS...............................................35
            (b)   INFORMATION...............................................35

ARTICLE VII

                                     -iii-

CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER .............................36
      Section 7.1   REPRESENTATIONS AND WARRANTIES..........................36
      Section 7.2   CONSENTS AND APPROVALS..................................36
      Section 7.3   NO MATERIAL ADVERSE CHANGE..............................36
      Section 7.4   NO PROCEEDING OR LITIGATION.............................37
      Section 7.5   OFFICER'S CERTIFICATE...................................37
      Section 7.6   CERTIFICATES OF GOOD STANDING...........................37
      Section 7.7   OPINION OF SELLERS' COUNSEL.  ..........................37
      Section 7.8   JAMES BAUCHMAN EMPLOYMENT AGREEMENT.....................37
      Section 7.9   JOHN W. BAUCHMAN EMPLOYMENT AGREEMENT...................37
      Section 7.10  JAMES BAUCHMAN NONCOMPETITION AGREEMENT.................37
      Section 7.11  JOHN W. BAUCHMAN NONCOMPETITION AGREEMENT...............38
      Section 7.12  JAMES PARTNERSHIP SUBSCRIPTION AGREEMENT................38
      Section 7.13  JOHN PARTNERSHIP SUBSCRIPTION AGREEMENT.................38
      Section 7.14  JAMES PARTNERSHIP STOCKHOLDERS' AGREEMENT...............38
      Section 7.15  JOHN PARTNERSHIP STOCKHOLDERS' AGREEMENT................38
      Section 7.16  OTHER PURCHASER'S COMMON STOCK AGREEMENTS...............38
      Section 7.17  RESIGNATIONS............................................38
      Section 7.18  OTHER DOCUMENTS.........................................38
      Section 7.19  LIENS...................................................38
      Section 7.20  DELIVERY OF MINUTE BOOKS................................39
      Section 7.21  DELIVERY OF UNAUDITED FINANCIAL STATEMENTS..............39
      Section 7.22  AMENDMENT TO LEASE AGREEMENTS...........................39
      Section 7.23  RENEWAL OF FRANCHISES...................................39
      Section 7.24  BANK OF IDAHO DEBT/LIENS RELEASED.......................39
      Section 7.25  OPINION OF REGULATORY COUNSEL...........................39
      Section 7.26  REINSTATEMENT AND RENEWAL OF FCC
      RADIO/MICROWAVE LICENSES..............................................39

ARTICLE VIII

CONDITIONS TO THE OBLIGATIONS OF THE SELLERS................................40
      Section 8.1 REPRESENTATIONS AND WARRANTIES............................40
      Section 8.2 CONSENTS AND APPROVALS....................................40
      Section 8.3 NO PROCEEDING OR LITIGATION...............................40
      Section 8.4 SECRETARY'S CERTIFICATE...................................40
      Section 8.5 OPINION OF PURCHASER'S COUNSEL............................41
      Section 8.6 JAMES BAUCHMAN EMPLOYMENT AGREEMENT.......................41
      Section 8.7 JOHN W. BAUCHMAN EMPLOYMENT AGREEMENT.....................41
      Section 8.8 JAMES BAUCHMAN NONCOMPETITION AGREEMENT...................41

                                      -iv-

      Section 8.9 JOHN W. BAUCHMAN NONCOMPETITION AGREEMENT.................41
      Section 8.10AMENDMENT TO LEASE AGREEMENTS.............................41

ARTICLE IX

CLOSING.....................................................................41
      Section 9.1 CLOSING...................................................41
      Section 9.2 CLOSING DATE PAYMENT AND RECEIPT OF SHARES................41

ARTICLE X

TERMINATION AND ABANDONMENT.................................................42
      Section 10.1  METHODS OF TERMINATION..................................42
            (a)   MUTUAL CONSENT............................................42
            (b)   SELLERS' FAILURE TO PERFORM...............................42
            (c)   PURCHASER'S FAILURE TO PERFORM............................42
            (d)   FAILURE TO CLOSE BY DECEMBER 31, 2000.....................43
            (e)   MATERIAL ADVERSE CHANGE...................................43
            (f)   REMEDIES..................................................43
      Section 10.2  PROCEDURE UPON TERMINATION..............................43
            (a)   RETURN OF RECORDS.........................................43
            (b)   CONFIDENTIALITY...........................................43

ARTICLE XI

SURVIVAL OF TERMS; INDEMNIFICATION..........................................44
      Section 11.1  SURVIVAL; LIMITATIONS...................................44
      Section 11.2  INDEMNIFICATION BY THE SELLERS..........................44
            (a)   MISREPRESENTATION OR BREACH...............................44
            (b)   TAXES.....................................................45
            (c)   OTHER CLAIMS..............................................45
            (d)   RELATED EXPENSES..........................................45
      Section 11.3  INDEMNIFICATION BY THE PURCHASER........................45
            (a)   MISREPRESENTATION OR BREACH...............................45
            (b)   TAXES.....................................................45
            (c)   OTHER CLAIMS..............................................45
            (d)   RELATED EXPENSES..........................................46
      Section 11.4  THIRD PARTY CLAIMS......................................46
            (a)   GENERALLY.................................................46
            (b)   COUNSEL...................................................47
      Section 11.5  OTHER CLAIMS............................................47
      Section 11.6  CONTINUED LIABILITY FOR INDEMNITY CLAIMS................48

                                      -v-


      Section 11.7  BASKET AMOUNT...........................................49

ARTICLE XII

GENERAL PROVISIONS..........................................................49
      Section 12.1  AMENDMENT AND MODIFICATION..............................49
      Section 12.2  WAIVER..................................................49
      Section 12.3  CERTAIN DEFINITIONS.....................................50
      Section 12.4  NOTICES.................................................54
      Section 12.5  ASSIGNMENT..............................................55
      Section 12.6  GOVERNING LAW...........................................55
      Section 12.7  COUNTERPARTS............................................56
      Section 12.8  HEADINGS................................................56
      Section 12.9  ENTIRE AGREEMENT........................................56
      Section 12.10 NO BENEFIT..............................................56
      Section 12.11 DELAYS OR OMISSIONS......................................56
      Section 12.12 SEVERABILITY.............................................56
      Section 12.13 EXPENSES.................................................56
      Section 12.14 TIME OF THE ESSENCE.  ...................................57
      Section 12.15 INJUNCTIVE RELIEF........................................57

SCHEDULES

  2.1       Shareholder Agreements and Operating Agreements
  2.3       No Violations
  2.4       Subsidiaries and Investments
  2.5       Capital Stock
  2.6       Corporate Books
  2.7       List of Shareholders/No Liens on Shares
  2.8       Options and Rights
  2.10      Employees
  2.11      Certain Changes
  2.12      Contracts
  2.14(a)         Owned Property, Liens
  2.14(b)         Leased Property
  2.14(c)         Regulatory/Zoning Compliance
  2.14(e)         Condition
  2.15      Litigation
  2.16      Tax Matters
  2.17      Bank and Brokerage Accounts
  2.19      Employee Benefit Plans
  2.20      Intellectual Property
  2.21      Environmental Matters
  2.22      Capital Expenditures and Investments
  2.23      Dealings with Affiliates
  2.24      Insurance
  2.25      Brokerage Commission
  2.26      Permits
  2.27      Absence of Undisclosed Liabilities/Corporate Debt
  3.3       Consents and Authorizations of Purchaser
  4.14      Article IV Disclosure Statement



EXHIBITS

   7.7      Opinion of Sellers' Counsel
   7.8      James Bauchman Employment Agreement
   7.9      John W. Bauchman Employment Agreement
   7.10     James Bauchman Noncompetition Agreement
   7.11     John W. Bauchman Noncompetition Agreement
   7.12     Form of Subscription Agreement
   7.14     Form of Stockholders' Agreement
   8.5      Opinion of Purchaser's Counsel

                                    AGREEMENT



      THIS STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of the 21st day of April, 2000, among MJD VENTURES, INC., a Delaware corporation (the "Purchaser"), JAMES AND SUSAN BAUCHMAN LIMITED PARTNERSHIP, a Nevada Limited Partnership ("James Partnership"), JOHN W. BAUCHMAN FAMILY LIMITED PARTNERSHIP, a Nevada Limited Partnership ("John Partnership"), those other shareholders listed on Schedule 2.7 hereto (collectively, the "Remaining Shareholders"), those members listed on Schedule 2.7 hereto (collectively, the " Members") (such Remaining Shareholders and the Members, together with James Partnership and John Partnership, referred to individually hereinafter as a "Seller" and collectively as the "Sellers", with the term "Sellers" including any and all of such Remaining Shareholders, the Members, James Partnership and John Partnership), FREMONT TELCOM CO., an Idaho corporation ("Fremont") and FRETEL COMMUNICATIONS, LLC, an Idaho limited liability company ("Fretel")(Fremont and Fretel hereinafter sometimes referred to singularly and/or collectively as the "Company").

                                   RECITALS

      WHEREAS, James Partnership owns 1,128.875 shares of no par value common stock of Fremont, John Partnership owns 1,386.625 shares of no par value common stock of Fremont, and the Remaining Shareholders collectively own 2,640 shares of no par value common stock of Fremont, such combined 5,155.5 shares constituting all of the issued and outstanding shares of capital stock of Fremont (the "Fremont Capital Stock");

      WHEREAS, the Members collectively own a one-hundred percent (100%) membership interest in Fretel (the "Fretel Membership Interests") (any and all shares, membership interests, options, warrants, rights and interests, legal or equitable, in or with respect to the Fremont Capital Stock and/or the Fretel Membership Interests hereinafter referred to collectively as the "Shares");

      WHEREAS, Fremont is an operating telephone company that provides wireline telecommunications services in five (5) exchanges in the State of Idaho (Ashton, St. Anthony, Teton, and two exchanges in Island Park), serving approximately 1,000 square miles in southeastern Idaho, with approximately 6,200 access lines (the "Exchanges"); and Fretel operates as an intrastate and interstate long distance provider, with approximately 5,500 intrastate customers and approximately 550 interstate customers, and also operates as a competitive service provider in areas in southeastern Idaho adjacent to the Exchanges which are served by US West (collectively, the businesses of Fremont, Fretel and all of their respective subsidiaries, if any, are hereinafter referred to as the "Communications Business", the "Business" or the "business");

      WHEREAS, the Sellers desire to sell, and the Purchaser desires to purchase, on the terms and subject to the conditions set forth in this Agreement, the Shares.

      NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereto agree as follows:

                                    ARTICLE I

                               PURCHASE OF SHARES

      Section 1.1 PURCHASE AND SALE. At the Closing Date, on the terms and subject to the conditions set forth in this Agreement, the Sellers agree to sell to the Purchaser, and the Purchaser agrees to purchase from the Sellers, the Shares.

      Section 1.2 PURCHASE PRICE.

            (a) The Purchaser shall purchase the Shares of Fremont Capital Stock from the Sellers, at a price per share of Fremont Capital Stock (the "Fremont Price Per Share") equal to the Fremont Adjusted Purchase Price (as defined below) divided by 5,155.5 (being the number of shares of Fremont Capital Stock issued and outstanding as of the Closing Date).

            (b) The Purchaser shall purchase the Fretel Membership Interests from the Sellers, at a price per "Unit" of Membership Interest (a "Unit" constituting one percent (1%) of all Membership Interests of Fretel) equal to the Fretel Adjusted Purchase Price (as defined below) divided by 100.

            (c) The Fremont Base Purchase Price shall be the sum of Twenty-Four Million Nine Hundred Ninety-Nine Thousand and No/100 Dollars
($24,999,000.00)(such sum being the "Fremont Base Purchase Price"). The Fremont Base Purchase Price shall be adjusted by adding to it or subtracting from it, as the case may be, the "Fremont Change in Retained Earnings," determined as follows:

                  (i) The Purchaser and the Sellers acknowledge that as of December 31, 1999, Fremont's balance sheet reflected retained earnings of negative Three Hundred Eighty-Two Thousand Nine Hundred Fifty-Eight and No/100 Dollars (negative $382,958.00). The Fremont Change in Retained Earnings shall be determined by subtracting Fremont's retained earnings as of December 31, 1999 from Fremont's retained earnings as of the Closing Date (after having first adjusted such Closing Date retained earnings by the "Deferred Tax Asset Adjustment" as provided in Section 1.2(c)(ii) below). If the result thereof is a positive number, such number reflects an increase in retained earnings and the Fremont Base Purchase Price shall be increased by such amount. If the result thereof is a negative number, such number reflects a decrease in retained earnings and the Fremont Base Purchase Price shall be decreased by such amount.

                  (ii) The Purchaser and the Sellers acknowledge that as of December 31, 1999, Fremont's balance sheet reflected deferred tax assets, net of a valuation allowance, and excluding deferred tax liabilities, of Four Hundred Fifty- Eight Thousand Six Hundred Seventy-Nine and No/100 Dollars ($458,679) (the "Deferred Tax Asset Balance"). Fremont's Closing Date retained earnings shall be adjusted by adding to or subtracting from such retained earnings the difference between the Deferred Tax Asset Balance as of the Closing Date (determined in a manner consistent with the manner in which the Deferred Tax Asset Balance was determined as of December 31, 1999) and the Deferred Tax Asset Balance at December 31, 1999 of Four Hundred Fifty-Eight Thousand Six Hundred Seventy- Nine and No/100 Dollars ($458,679). If the resulting difference (the "Deferred Tax Asset Adjustment") is a negative number, the absolute value thereof shall be added as a positive number to Fremont's Closing Date retained earnings. If the resulting difference is a positive number, that number shall be subtracted from Fremont's Closing Date retained earnings. Notwithstanding the foregoing, the maximum amount that may be added to Fremont's Closing Date retained earnings may not exceed Four Hundred Fifty-Eight Thousand Six Hundred Seventy-Nine and No/100 Dollars ($458,679).

            (iii) Fremont's retained earnings as of the Closing Date shall be based on an estimated closing balance sheet of Fremont, which shall be delivered to the Purchaser at least ten (10) days prior to the Closing Date, prepared in good faith by Moss Adams LLP, subject to the Purchaser's review and approval thereof, which shall not be unreasonably withheld.

            (iv) The sum of the Fremont Base Purchase Price, plus or minus the Fremont Change in Retained Earnings, all as determined above, shall be referred to herein as the "Fremont Adjusted Purchase Price." The Fremont Adjusted Purchase Price shall be payable in accordance with this Article I, subject to the provisions of Section 9.2 hereof.

            (d) The Fretel Base Purchase Price shall be One Thousand and No/100 Dollars ($1,000.00).

            (e) The aggregate of the combined Fremont Adjusted Purchase Price and the Fretel Base Purchase Price shall be collectively referred to as the "Adjusted Purchase Price."

            (f) The Adjusted Purchase Price shall be paid to the Remaining Shareholders and the Members in cash in accordance with this Article I, subject to the provisions of Section 9.2 hereof.

            (g) Subject to the limitations contained herein, James Partnership and John Partnership shall each receive Three Million Dollars ($3,000,000) of the Adjusted Purchase Price due and owing to each by the transfer of Purchaser's Common Stock to each such Partnership having an aggregate value of Three Million Dollars ($3,000,000) each, based upon the agreed value as of the Closing Date of Thirteen and 12/100 Dollars ($13.12) per share (the "Stock Payment")(such per share purchase price shall be subject to adjustment because of stock splits or other recapitalization actions, if any), with the remaining portion of the Adjusted Purchase Price owed to each payable in cash in accordance with this
Article I, subject to the provisions of Section 9.2 hereof.

      Section 1.3 POST-CLOSING ADJUSTMENTS TO THE FREMONT ADJUSTED PURCHASE PRICE. The Fremont Adjusted Purchase Price payable by the Purchaser to the Sellers on the Closing Date pursuant to Sections 1.2 and 9.2 hereof may be adjusted as follows. Within ninety (90) days after the Closing Date, the Purchaser shall prepare and submit to the Sellers a Closing balance sheet for Fremont as of the close of business on the Closing Date (the "Fremont Closing Balance Sheet"), which shall be prepared in accordance with GAAP and consistent with Fremont's past practices, and mutually acceptable to the Sellers and the Purchaser and their respective independent public accountants. Upon the Sellers' and the Purchaser's mutual agreement as to the form and content of the Fremont Closing Balance Sheet, the amount of the Fremont Adjusted Purchase Price shall be increased or decreased, as the case may be, by the difference, if any, between the Fremont Change in Retained

Earnings determined in good faith as of the Closing Date and the Fremont Change in Retained Earnings as such is determined based on the Fremont Closing Balance Sheet. If, as a result of the foregoing post-closing adjustment, the Fremont Adjusted Purchase Price is increased, the Purchaser shall pay the Sellers, in accordance with their Fremont percentage interests shown on Schedule 2.7 hereto relative to all Sellers (the "Fremont Percentage Interests"), the amount of such increase by wire transfer of same-day funds within ten (10) business days of the date on which the parties agree on the Fremont Closing Balance Sheet. If as a result of the post-closing adjustment, the Fremont Adjusted Purchase Price is decreased, the Sellers shall refund to the Purchaser, in accordance with their Fremont Percentage Interests, the amount of such decrease by wire transfer of same-day funds within ten (10) business days of the date on which the parties agree on the Fremont Closing Balance Sheet.


                                   ARTICLE II

                  REPRESENTATIONS AND WARRANTIES OF THE SELLERS

      The Sellers hereby represent and warrant to the Purchaser as follows (to the extent a representation is modified by a knowledge requirement, it shall speak to the knowledge of any or all of the Sellers), with respect to each of Fremont, Fretel and all subsidiaries and Affiliates thereof even though such representation and/or warranty shall use only the word Company (in other words, if any representation or warranty or covenant or agreement would be untrue as to any of Fremont, Fretel or any of their subsidiaries or Affiliates then the Sellers must so disclose any such untruth):

      Section 2.1 CORPORATE ORGANIZATION. Fremont is a corporation with perpetual duration, and Fretel is a limited liability company with limited duration until December 31, 2028, each duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation or organization, with full power and authority to own, operate and lease its properties and to conduct its business as presently conducted. Each Seller is a resident or a sitused trust of the state set forth with respect to such Seller on Schedule 2.7 hereto. Except as set forth on Schedule 2.1, there are no Shareholder Agreements or Operating Agreements in place among any of the Sellers (copies of any and all such agreements are attached to Schedule 2.1). The Company is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this

Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified. True, complete and correct copies of Fremont's Articles of Incorporation and bylaws and of Fretel's Articles of Organization and Operating Agreement (and all amendments thereto) as presently in effect have been delivered to the Purchaser.

      Section 2.2 AUTHORIZATION. The Sellers and the Company each have full power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The directors of Fremont and the Managers of Fretel (and as appropriate, the shareholders and members of each respective Company) have duly authorized the execution, delivery and performance of this Agreement, and no other corporate or managerial proceedings on their respective part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of each of the Sellers and the Company enforceable against each such party in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally. The Sellers will, at the Closing, have full power and authority to deliver the Shares and the certificates evidencing the Shares to the Purchaser free and clear of all Liens as provided for herein.

      Section 2.3 NO VIOLATION. Except as set forth on Schedule 2.3, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by each of the Sellers and the Company does not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of, (b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Company or its capital stock, membership interests or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of, or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to (i) the Articles of Incorporation or bylaws (or Articles of Organization or Operating Agreement) of the Company, (ii) any applicable Regulation (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976), (iii) any Order to which either the Sellers or the Company or any of their properties are subject, or (iv) any Contract to which the Sellers or the Company or any of their properties are subject. The Sellers and the Company have complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

      Section 2.4 SUBSIDIARIES AND INVESTMENTS. Except as set forth on Schedule 2.4, the Company has no subsidiaries or investments in any Person. Attached as set forth on Schedule 2.4 is a true and complete corporate organizational chart for the Company. Except as set forth on Schedule 2.4, the transactions contemplated by this Agreement will not conflict with or result in a breach of the terms, conditions or provisions of any agreement to which the Company is a party with respect to any such subsidiaries or investments, nor shall the transactions contemplated by this Agreement trigger any purchase, put, call or right of first refusal rights in any Person, nor shall the transactions contemplated by this Agreement result in a violation of, or require any authorization, consent, approval, exemption or other action by or notice to any Person. Any such investments constitute an asset of the Company and the Company is the only Person with any rights thereto. Except as set forth on Schedule 2.4, the Company does not owe any indebtedness to or on account of any of such subsidiaries or investments, nor has the Company guaranteed any indebtedness on behalf of, or have any other contingent obligations with respect to, any such subsidiaries or investments, and the Company has not pledged any such subsidiaries or investments or any other of its assets in connection with any obligations relating to any such investment or subsidiary. Except as set forth on Schedule 2.4, the Company is not a general partner in any of its investments, nor is any employee of the Company an officer or director of any such investment entity. Except as set forth on Schedule 2.4 hereto, the Company is not a party to any Partnership, Operating, Shareholders' or Stockholders' Agreements with respect to any of the entities discussed on Schedule 2.4 hereto. Also set forth on Schedule 2.4 hereto is a listing of all dividends and/or distributions made with respect to any such subsidiaries and/or investments since December 31, 1996.

      Section 2.5 STOCK RECORD BOOK. The stock record book or membership interest record book of the Company is complete and correct in all Material respects. No shares of capital stock or membership interests of the Company are currently reserved for issuance for any purpose or upon the occurrence of any event or condition. The Shares constitute all of the outstanding capital stock or membership interests of the Company and the Sellers own all of the outstanding capital stock and membership interests of the Company. Schedule 2.5 sets forth the total number of authorized and issued shares of capital stock and the total membership interests for each of Fremont and Fretel.

      Section 2.6 CORPORATE BOOKS. The corporate minute books and records of member and/or manager actions of the Company and of each of its subsidiaries are complete and correct in all Material respects and contain signed minutes or records of all of the Material proceedings of the shareholders, directors, members and/or managers of the Company and of each of its subsidiaries since incorporation or organization in accordance with the Articles of Incorporation and bylaws (or Articles of Organization or Operating Agreement) of the Company. A true and complete list of the directors, managers and/or officers of the Company and of each of its subsidiaries as of the date hereof is set forth on
Schedule 2.6.

      Section 2.7 TITLE TO SHARES. The Shares are owned of record by those shareholders or members and only such shareholders or members in such amounts as are set forth on Schedule 2.7 hereto. No shares of preferred stock or other class of capital stock, and no other forms of membership interest, are authorized, issued or outstanding with respect to the Company or any of its subsidiaries. The Shares have been duly authorized and validly issued and are fully paid and nonassessable. The Shares were issued pursuant to applicable exemptions from registration under Federal securities laws and the securities laws of the State of Idaho, are owned by the Sellers and will be sold pursuant hereto free and clear of all Liens. Upon payment of the Adjusted Purchase Price to the Sellers in accordance with this Agreement, the Sellers will convey to the Purchaser good and marketable title to the Shares, free and clear of all Liens whatsoever. The assignments, endorsements, stock powers and other instruments of transfer delivered by the Sellers to the Purchaser at the Closing will be sufficient to transfer the Sellers' entire interest, and all of the interests, legal and beneficial, of Sellers and of all other Persons, in and to the Shares and thereby in the Fremont Capital Stock and the Fretel Membership Interests and in the capital stock and/or membership interests of each other subsidiary of the Company. No dividends or other distributions are owed by the Company in connection with any of the Shares and, except as specifically set forth on the Financial Statements or on Schedule 2.7 hereto, none have been made to any shareholder of the Company or to any of the Sellers since at least December 31, 1997.

      Section 2.8 OPTIONS AND RIGHTS. Except as set forth on Schedule 2.8 hereto, there are no outstanding subscriptions, options, warrants, rights, puts, calls or other Contracts by which the Company is bound to issue or to repurchase or otherwise acquire shares of its capital stock or membership interests, or pursuant to which any Person has a right to purchase or to acquire, through conversion or otherwise, shares of the Company's capital stock or membership interests.

      Section 2.9 FINANCIAL STATEMENTS. The Sellers have delivered to the Purchaser correct and complete copies of (i) the audited consolidated balance sheets of Fremont as of December 31, 1997, December 31, 1998 and December 31, 1999 and the related statements of income, cash flow and retained earnings for the fiscal year reporting periods then ended, together with all notes and schedules thereto (the "Financial Statements") and (ii) the unaudited balance sheet of Fremont as of the period ending February 29, 2000 and the related statement of income for such period then ended and the unaudited balance sheet of Fretel as of the period ending December 31, 1999 and the related statement of income for such period then ended (the foregoing unaudited statements, with all monthly unaudited statements delivered hereafter, the "Unaudited Financial Statements"). The Financial Statements have been audited without qualification by Moss Adams LLP, independent auditors for the Company. The Financial Statements and the Unaudited Financial Statements (a) have been prepared in accordance with the books and records of the Company and (b) fairly present the financial condition and results of operations and cash flows of the Company as of, and for the respective periods ended on, such dates, all in conformity with GAAP consistently applied, except, with respect to the Unaudited Financial Statements, for adjustments and notes that would result from an audit. Since December 31, 1999 and except as fully set forth in the Financial Statements and the Unaudited Financial Statements, the Company has no liabilities (whether accrued, absolute, contingent, unliquidated or otherwise, whether due or to become due, whether known or unknown, and regardless of when asserted) arising out of transactions or events heretofore entered into or any action or inaction or state of facts existing, with respect to, or based upon transactions or events heretofore occurring.

      Section 2.10 EMPLOYEES.

            (a) Schedule 2.10 sets forth as of the date hereof a list of all of the Company's employees, officers, directors, consultants and independent contractors, together with a description of any Contract regarding the terms of service and the rate and basis for total compensation of such persons.

            (b) Except as set forth on Schedule 2.10 hereto, the Company has paid or made provision for the payment of all salaries and accrued wages, accrued vacation and sick leave, and any other form of accrued, but unpaid, compensation, and has complied in all Material respects with all applicable laws, rules and regulations relating to the employment of labor, including those relating to wages, hours, collective bargaining and the payment and withholding of taxes, and has withheld and paid to the appropriate governmental authority, or is holding for payment not yet due to such authority, all amounts required by law or agreement to be withheld from the wages or salaries of its employees. No amounts have been accrued on the Company's books for vacation or sick leave in excess of the current year's obligations and no such obligations exist. No contracts or provisions exist that would obligate the Company to pay any severance compensation to any employee should his or her employment with the Company be terminated for any reason from and after the date hereof. No contracts or provisions exist that would obligate the Company to pay any amounts to any Person upon the change of control of the Company.

            (c) Except as set forth on Schedule 2.10 hereto, the Company is not a party to any (i) outstanding employment agreements or contracts with officers or employees that are not terminable at will, or that provide for payment of any bonus or commission or severance compensation, (ii) agreement, policy or practice that requires it to pay termination or severance pay to salaried, exempt, non-exempt or hourly employees, (iii) collective bargaining agreement or other labor union contract applicable to persons employed by the Company, nor do the Sellers or the Company know of any activities or proceedings of any labor union to organize any such employees. The Company has furnished to the Purchaser complete and correct copies of all such agreements, if any ("Employment and Labor Agreements"). The Company has not breached or otherwise failed to comply with any provisions of any Employment or Labor Agreement.

            (d) Except as set forth on Schedule 2.10 hereto, (i) there is no unfair labor practice charge or complaint pending before the National Labor Relations Board ("NLRB"), (ii) there is no labor strike, material slowdown or material work stoppage or lockout actually pending or, to the Sellers' or Company's knowledge, threatened, against or affecting the Company, and the Company has not experienced any strike, material slowdown or material work stoppage, lockout or other collective labor action by or with respect to employees of the Company, (iii) there are no charges with respect to or relating to the Company pending before the Equal Employment Opportunity Commission, the Department of Labor or any state, local or foreign agency responsible for the prevention of unlawful employment practices, and (iv) the Company has not received formal notice from any Federal, state, local or foreign agency responsible for the enforcement of labor or employment laws of an intention to conduct an investigation of the Company and, to the knowledge of the Sellers and Company, no such investigation is in progress.

      Section 2.11 ABSENCE OF CERTAIN CHANGES. Except as set forth in Schedule 2.11, since December 31, 1999, there has been no (a) Material Adverse Change in the business, properties, financial statements, condition (financial or otherwise) or results of operations, or, to the Sellers' knowledge, business prospects of the Company, (b) theft, damage, destruction, removal or loss of assets or properties, whether covered by insurance or not, having a Material Adverse Effect on the business, properties, condition (financial or otherwise) or results of operations of the Company, or to the Seller's knowledge, the business prospects, (c) declaration, setting aside or payment of any dividend or distribution (whether in cash, stock or property) in respect of the Shares, or any redemption of the Shares, (d) increase in the compensation payable to or to become payable by the Company to its employees, officers, directors, managers, consultants or independent contractors except in the ordinary course of business, (e) entry by the Company into any Contract not in the ordinary course of business, including, without limitation, any borrowing or capital expenditure which has not otherwise been disclosed in the Schedules to this Agreement, (f) change in accounting methods or principles used by the Company, except for any such change which is necessitated by a change in GAAP, or required by the FCC or the IPUC (which such changes shall be set forth on Schedule 2.11 hereto), (g) operation of the Company's business other than in the ordinary course, (h) sale, assignment or transfer of any assets or properties of the Company except in the ordinary course of business, (i) amendment or termination of any of the Company's Permits or Contracts, (j) waiver or release of any material right or claim of the Company, (k) labor dispute or union activity which affects the operation of the Company, and (l) agreement by either the Sellers or the Company to take any of the actions described in the preceding clauses (a) through (k), except as contemplated by this Agreement.

      Section 2.12 CONTRACTS.

            (a) GENERALLY. Except as listed on Schedule 2.12, the Company is not a party to any Contract relating to:

                  (i) Bonus, pension, profit sharing, retirement, stock option, employee stock purchase or other plans providing for deferred compensation.

                  (ii) Collective bargaining agreements or any other Contract with any labor union.

                  (iii) Hospitalization or medical insurance or other welfare benefit plans or practices.

                  (iv) Loans to its employees, officers, directors, shareholders or Affiliates.

                  (v) The borrowing or loaning of money to or from any Person or the mortgaging, pledging or otherwise placing a Lien on any asset of the Company, including, but not limited to, any Contract with respect to the Company's indebtedness.

                  (vi)  A guarantee of any obligation.

                  (vii) Warranties with respect to its services rendered or its products sold or leased.

                  (viii)Registration or preemptive rights with respect to any securities.

                  (ix) Prohibitions preventing it from freely engaging in any business.

                  (x) Leases, licenses, easements, rights of way, pole attachment agreements, license agreements for joint use of poles and other agreements regarding property rights to earth stations, utility poles, real property, fixtures and other similar items used in the operation of the Business.

                  (xi) The grant or franchise of telephone franchise rights.

                  (xii) Any investment or subsidiary of the Company, including, but not limited to, those shown on Schedule 2.4 hereto.

                  (xiii)Any other Contract not of the type covered by any of the foregoing items of this Section 2.12(a) requiring total payments by the Company in excess of Ten Thousand Dollars ($10,000).

            (b) COMPLIANCE. The Company has performed all obligations required to be performed by it, and is not in receipt of any claim of default or breach or notice of audit, under any Contract to which it is subject (including, without limitation, those required to be disclosed on Schedule 2.12). Except as disclosed on Schedule 2.12, no event has occurred which with the passage of time or the giving of notice or both would result in a Material default, breach or event of non-compliance by the Company under any Contract to which it is subject. Except as disclosed on Schedule 2.12, the Company has no present expectation or intention of not fully performing all of its obligations under any Contract to which it is subject and has no knowledge of any breach or anticipated breach by any other party to any Contract to which it is subject.

      Section 2.13 TRUE AND COMPLETE COPIES. The Sellers and the Company have delivered to the Purchaser true and complete copies of all Contracts and documents listed in the Schedules to this Agreement, as well as of all minute books and stock books and similar records of the Company and of each of its subsidiaries.

      Section 2.14 TITLE AND RELATED MATTERS.

            (a) OWNED PROPERTY, LIENS. Set forth on Schedule 2.14(a) is a description of all real and personal property owned by the Company. The Company has valid and marketable title to all such property, free and clear of all Liens, except Permitted Liens. All properties owned by the Company and used in the Company's business operations as of December 31, 1999 are reflected in the Unaudited Financial Statements in accordance with and to the extent required by GAAP, as of the date hereof, except as set forth on Schedule 2.14(a) hereto. Sellers and the Company have delivered, with respect to any real property owned by the Company, true and complete copies of all deeds, title policies, environmental assessments, surveys, and other title documents relating to such real property. Further, the Company has valid, good and marketable title to each of its investments set forth on Schedule 2.4 hereto, free and clear of all Liens, except as set forth on Schedule 2.14(a) hereto.

            (b) LEASED PROPERTY. Set forth on Schedule 2.14(b) is a description of all real and personal property leased by the Company. Except as otherwise set forth on Schedule 2.14(b), the Company's leases are in full force and effect and are valid and enforceable in accordance with their respective terms. There exists no event of default or event which constitutes or would constitute (with notice or lapse of time or both) a default by the Company or any other Person under any such lease, and neither the Sellers nor the Company have received notice of such default or event. All rent and other amounts due and payable with respect to each of the Company's leases have been paid through the date of this Agreement. Except as set forth on Schedule 2.14(b), neither the Sellers nor the Company have received notice that the landlord with respect to any real property or personal property lease would refuse to renew such lease upon expiration of the period thereof upon substantially the same terms, except for rent increases consistent with past experience or current market rates. The Sellers have delivered to the Purchaser, with respect to any leased real or personal property, true and complete copies of all such leases and all amendments, supplements thereto or memoranda thereof.

            (c) REGULATORY/ZONING COMPLIANCE. Except as set forth on Schedule 2.14(c), the real property owned or leased by the Company and the buildings, structures and improvements included within such real property (collectively, the "Improvements") comply with all Material applicable restrictions, building ordinances and zoning ordinances and all Regulations of the applicable health and fire departments. Except as set forth on Schedule 2.14(c) hereto, no alteration, repair, improvement or other work which could give rise to a Lien has been performed with respect to such Improvements within the last ninety (90) days. The Company's use of its owned or leased real property does not constitute a nonconforming use under any Regulation or Order affecting such real property, and the continued existence, use, occupancy and operation of such Improvements is not dependent on any special permit, exception, approval or variance. There is no pending or, to the Sellers' or Company's knowledge, threatened or proposed action or proceeding by any Authority to modify the zoning classification of, to condemn or take by the power of eminent domain (or to purchase in lieu thereof), to classify as a landmark, to impose special assessments on or otherwise to take or restrict in any way the right to use, develop or alter all or any part of the Company's owned or leased real property.

            (d) UTILITIES. The real property owned or leased by the Company has access, sufficient for the conduct of the Company's Business as presently conducted and proposed to be conducted, to public roads and to all available utilities.

            (e) CONDITION. Except as set forth on Schedule 2.14(e), since December 31, 1999, the Company has not sold, transferred, leased, distributed or disposed of any of its assets or properties, except for (i) transactions in the ordinary and regular course of business, or (ii) as otherwise consented to in writing by the Purchaser. The Company owns, or has all rights necessary to use, all properties and assets reasonably necessary for the conduct of its business as presently conducted. The assets and properties owned, leased or used by the Company in the conduct of the Business are in operational condition (reasonable wear and tear excepted). Further such assets and properties constitute all of the assets and properties reasonably necessary for the Company to conduct its Business as now conducted.

      Section 2.15 LITIGATION. Except as set forth on Schedule 2.15, there is
(a) no Claim pending or, to the Sellers' knowledge, threatened against the Company, (b) no Claim by the Company pending or threatened against any Person,
(c) no outstanding judicial Order directed to the Company, and (d) no Claim by any Person relating to the Shares.

      Section 2.16 TAX MATTERS.

            (a) GENERALLY. Except as set forth on Schedule 2.16, Fremont, Fretel and all their subsidiaries have timely filed all Federal, state, local and foreign tax reports, returns, information returns and any other documents required to be filed by each (collectively, "Tax Returns") and have duly paid all Taxes shown to be due and payable on such Tax Returns and all estimated or advance payments required by law. All Taxes for filing periods ending on or prior to or including the Closing Date have been or will be as of the Closing Date fully paid or reserved against on the Unaudited Financial Statements and on the books of Fremont, Fretel and all their subsidiaries, as appropriate, in accordance with GAAP. All Taxes which are required to be withheld or collected by Fremont, Fretel and all their subsidiaries have been duly withheld or collected and, to the extent required, have been paid to the proper Federal, state, local or foreign authorities or properly segregated or deposited as required by applicable Regulations. There are no Liens for Taxes upon any property or assets of Fremont, Fretel or any of their subsidiaries except for Liens for Taxes not yet due and payable or for Taxes being contested in a manner permitted by applicable law (all as disclosed on Schedule 2.16 hereto). Except as disclosed on Schedule 2.16, neither Fremont, Fretel nor any of their subsidiaries have requested an extension of time within which to file any Tax Return and none have waived the statute of limitations on the right of the IRS or any other taxing authority to assess or collect additional Taxes or to contest the information reported on any Tax Return. All Taxes owed by any affiliated group (as such term is used for Tax purposes) of which Fremont, Fretel or any of their subsidiaries has at any time been a member (whether or not shown on any Tax Return) have been paid for each taxable period during which Fremont, Fretel or any of their subsidiaries was a member of the affiliated group. Neither Fremont, Fretel nor any of their subsidiaries has any liability for the unpaid Taxes of any Person under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law), as a transferee or successor, by contract, or otherwise.

            (b) GOOD FAITH. All Tax Returns described in Section 2.16(a) have been prepared in good faith and are correct and complete in all respects, and there is no basis for assessment of any addition to the Taxes shown thereon.

            (c) CLAIMS. Except as disclosed on Schedule 2.16, (i) there are no proceedings, examinations or claims currently pending by any taxing Authority in connection with any Tax Returns described in Section 2.16(a) nor with respect to the periods to which such Tax Returns relate, and (ii) there are no unresolved issues or unpaid deficiencies or outstanding or proposed assessments relating to any such proceedings, examinations, claims or Tax Returns. None of the Tax Returns described in Section 2.16(a) currently is under audit or has been audited. The items relating to the Business, properties and operations of the Company on the Tax Returns filed by the Company (including the supporting schedules filed therewith), copies of which have been supplied to the Purchaser, state accurately, in all respects, the information requested with respect to Fremont, Fretel and their subsidiaries, which information was derived from the books and records of the Company.

            (d) COURSE OF BUSINESS. The Company has not taken any action in anticipation of the Closing that would have the effect of deferring any liability for Taxes of Fremont, Fretel or any of their subsidiaries to any period (or portion thereof) ending after the Closing Date.

            (e) WITHHOLDINGS. All payments for withholding Taxes, unemployment insurance and other amounts required to be withheld and deposited or paid to any relevant taxing Authorities have been so withheld, deposited or paid by or on behalf of Fremont, Fretel and all of their subsidiaries, as appropriate.

            (f) PARTNERSHIPS. Except as disclosed on Schedule 2.16, the Company is not subject to any joint venture, partnership or other arrangement or Contract which is treated as a partnership for Federal income tax purposes. Any tax-sharing agreement between the Company and any other Person shall terminate as of the Closing Date and any such tax-sharing agreement is fully disclosed on
Schedule 2.16 hereto.

            (g) ACCOUNTING METHOD ADJUSTMENTS. Except as disclosed on Schedule 2.16, the Company will not be required to recognize after the Closing Date any taxable income in respect of accounting method adjustments required to be made under any Regulation relating to Taxes, including without limitation, the Tax Reform Act of 1986 and the Revenue Act of 1987.

            (h) TAX EXEMPTIONS. None of the assets of the Company constitutes tax-exempt bond financed property or tax-exempt use property within the meaning of Section 168 of the IRC, and the Company is not subject to a lease, safe harbor lease or other arrangement as a result of which the Company is treated as the owner of leased property for Federal income tax purposes.

            (i) TAX RETURN REVIEWS. An accurate and complete description of the most recent review, if any, of the Tax Returns of the Company by the IRS or any other taxing Authority is set forth on Schedule 2.16.

            (j) POWER OF ATTORNEY. Except as set forth on Schedule 2.16 hereto, no power of attorney has been granted by the Company with respect to any matter, including, without limitation, the payment of Taxes, which is currently in force.

            (k) TRUE AND COMPLETE COPIES. The Sellers and the Company have delivered to the Purchaser true and complete copies of all Tax Returns filed by the Company with respect to its 1994, 1995, 1996, 1997, 1998 and 1999 fiscal years.

      Section 2.17 BANK AND BROKERAGE ACCOUNTS. Set forth on Schedule 2.17 hereto is a list of all of the bank and brokerage accounts maintained by the Company and the authorized signatories for each such account.

      Section 2.18 COMPLIANCE WITH APPLICABLE LAWS, REGULATIONS AND ORDERS. The Company has been and is presently in Material compliance with all laws, ordinances, codes, rules, Regulations and Orders applicable to the conduct of its Business, including, without limitation, all Regulations relating to health, sanitation, fire, zoning, building and occupational safety.

      Section 2.19 EMPLOYEE BENEFIT PLANS.

            (a) Set forth on Schedule 2.19 hereto is a true and complete list of:

                  (i) each employee pension benefit plan, as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974 ("ERISA"), maintained by the Company or to which the Company or the Sellers are required to make contributions ("Pension Benefit Plan"); and

                  (ii) each employee welfare benefit plan, as defined in Section 3(1) of ERISA, maintained by the Company or to which the Company or the Sellers are required to make contributions ("Welfare Benefit Plan").

            True and complete copies of all Pension Benefit Plans and Welfare Benefit Plans (collectively, "ERISA Plans") have been delivered to Purchaser together with, as applicable with respect to each such ERISA Plan, trust agreements, summary plan descriptions, all IRS determination letters or applications therefor with respect to any Pension Benefit Plan intended to be qualified pursuant to Section 401(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and valuation or actuarial reports, accountant's opinions, financial statements, IRS Form 5500s (or 5500-C or 5500-R) and summary annual reports for the last three years.

            (b) With respect to the ERISA Plans, except as set forth on Schedule 2.19:

                  (i) there is no ERISA Plan which is a "multiemployer" plan as that term is defined in Section 3(37) of ERISA ("Multiemployer Plan");

                  (ii) no event has occurred or (to the knowledge of the Sellers or Company) is threatened or about to occur which would constitute a prohibited transaction under Section 406 of ERISA or under Section 4975 of the Code;

                  (iii) each ERISA Plan has operated since its inception in accordance with the reporting and disclosure requirements imposed under ERISA and the Code and has timely filed Form 5500 (or 5500-C or 5500-R) and predecessors thereof; and

                  (iv) no ERISA Plan is liable for any Federal, state, local or foreign Taxes.

            (c) Each Pension Benefit Plan intended to be qualified under Section 401(a) of the Code:

                  (i) has been qualified, from its inception, under Section 401(a) of the Code, and the trust established thereunder has been exempt from taxation under Section 501(a) of the Code and is currently in compliance with applicable Federal laws;

                  (ii) has been operated, since its inception, in accordance with its terms and there exists no fact which would adversely affect its qualified status; and

                  (iii) is not currently under investigation, audit or review by the IRS and (to the knowledge of the Sellers or Company) no such action is contemplated or under consideration and the IRS has not asserted that any Pension Benefit Plan is not qualified under Section 401(a) of the Code or that any trust established under a Pension Benefit Plan is not exempt under Section 501(a) of the Code.

            (d) With respect to each Pension Benefit Plan which is a defined benefit plan under Section 414(j) and each defined contribution plan under
Section 414(i) of the Code:

                  (i) no liability to the Pension Benefit Guaranty Corporation ("PBGC") under Sections 4062-4064 of ERISA has been incurred by the Company since the effective date of ERISA and all premiums due and owing to the PBGC have been timely paid;

                  (ii) the PBGC has not notified the Company or any Pension Benefit Plan of the commencement of proceedings under Section 4042 of ERISA to terminate any such plan;

                  (iii) no event has occurred since the inception of any Pension Benefit Plan or (to the knowledge of the Sellers or Company) is threatened or about to occur which would constitute a reportable event within the meaning of Section 4043(b) of ERISA;

                  (iv) No Pension Benefit Plan ever has incurred any "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code); and

                  (v) if any of such Pension Benefit Plans were to be terminated on the Closing Date (A) no liability under Title IV of ERISA would be incurred by the Company and (B) all benefits accrued to the day prior to the Closing Date (whether or not vested) would be fully funded in accordance with the actuarial assumptions and method utilized by such plan for valuation purposes.

            (e) With respect to each Pension Benefit Plan, Schedule 2.19 contains a list of all Pension Benefit Plans to which ERISA has applied which have been or are being terminated, or for which a termination is contemplated, and a description of the actions taken by the PBGC and the IRS with respect thereto.

            (f) The aggregate of the amounts of contributions by the Company to be paid or accrued under Pension Benefit Plans is not expected to exceed approximately $100,000 for the 2000 fiscal year, all of which has been or will be properly accrued or reserved for on the Financial Statements and Unaudited Financial Statements. To the extent required in accordance with GAAP, the Company's Financial Statements reflect in the aggregate an accrual of all amounts of employer contributions accrued but unpaid by the Company under the ERISA Plans as of the date of the Financial Statements.

            (g) With respect to any Multiemployer Plan (1) the Company has not, since its formation, made or suffered a "complete withdrawal" or "partial withdrawal" as such terms are respectively defined in Sections 4203 and 4205 of ERISA; (2) there is no withdrawal liability of the Company under any Multiemployer Plan, computed as if a "complete withdrawal" by the Company had occurred under each such Plan as of December 31, 1999; and (3) the Company has not received notice to the effect that any Multiemployer Plan is either in reorganization (as defined in Section 4241 of ERISA) or insolvent (as defined in Section 4245 of ERISA).

            (h) With respect to the Welfare Benefit Plans:

                  (i) There are no liabilities of the Company under Welfare Benefit Plans with respect to any condition which relates to a claim filed on or before the Closing Date.

                  (ii) No claims for benefits are in dispute or in litigation.

            (i) Set forth on Schedule 2.19 hereto is a true and complete list of:

                  (i) each employee stock purchase, employee stock option, employee stock ownership, deferred compensation, performance, bonus, incentive, vacation pay, holiday pay, insurance, severance, retirement, excess benefit or other plan, trust or arrangement which is not an ERISA Plan whether written or oral, which the Company maintains or is required to make contributions to; and

                  (ii) each other agreement, arrangement, commitment and understanding of any kind, whether written or oral, with any current or former employee, officer, director or consultant of the Company pursuant to which payments may be required to be made at any time following the date hereof (including, without limitation, any employment, deferred compensation, severance, supplemental pension, termination or consulting agreement or arrangement).

            (j) True and complete copies of all of the written plans, arrangements and agreements referred to on Schedule 2.19 ("Compensation Commitments") have been provided to Purchaser together with, where prepared by or for the Company, any valuation, actuarial or accountant's opinion or other financial reports with respect to each Compensation Commitment for the last three years. An accurate and complete written summary has been provided to Purchaser with respect to any Compensation Commitment which is unwritten.

            (k)   Each Compensation Commitment:

                  (i) since its inception, has been implemented in all material respects in accordance with its terms;

                  (ii) is not currently under investigation, audit or review by the IRS or any other Federal or state agency and (to the knowledge of the Sellers and Company) no such action is contemplated or under consideration;

                  (iii) has no liability for any Federal, state, local or foreign Taxes;

                  (iv)  has no claims subject to dispute or
      litigation;

                  (v) has met all applicable requirements, if any, of the Code; and

                  (vi) has been implemented since its inception in Material compliance with the reporting and disclosure requirements imposed under ERISA and the Code.

      Section 2.20 INTELLECTUAL PROPERTY. Schedule 2.20 sets forth a complete and accurate list of the Proprietary Rights with a purchase price or value in excess of One Thousand Dollars ($1,000) owned or used by the Company. The Company has no written documents or oral arrangements relating to the Company's ownership or use of the Proprietary Rights other than as listed on
Schedule 2.20. To Sellers' knowledge, no other Person has any rights to such Proprietary Rights, except pursuant to agreements or licenses specified on
Schedule 2.20. To the Sellers' and Company's knowledge, no other Person is infringing, violating or misappropriating any such Proprietary Right. If necessary, the Company owns or holds valid licenses to use all Proprietary Rights used in the operation of its business as presently conducted and proposed to be conducted, with all such licenses being specified on
Schedule 2.20.

      Section 2.21 ENVIRONMENTAL MATTERS. The Company has obtained all Environmental Permits required in connection with the operation of its business. The Company is and has been, and is capable of continuing to be, in compliance in all respects with (i) the terms and conditions of all such Environmental Permits and (ii) all other limitations, restrictions, conditions, standards, prohibitions, requirements, obligations, schedules and timetables of any applicable Environmental Law or Regulation, Order, code, plan, decree, judgment, injunction or demand letter issued, entered, promulgated or approved thereunder. The Company currently possesses and maintains such Environmental Permits in its name, and no amendments or modifications to such Environmental Permits or filings with any permitting Authority are required to permit the acquisition of the Shares as contemplated hereby. In addition, except as set forth on Schedule 2.21:

            (a) GENERALLY. No notice, notification, demand, request for information, citation, summons or Order has been issued, no complaint has been filed, no penalty has been assessed and no investigation or review is pending or, to the Sellers' and Company's knowledge, threatened by any Authority or other entity with respect to the Company relating to any Environmental Permit, license or authorization required in connection with the conduct of the business of the Company or with respect to the generation, treatment, storage, recycling, transportation, disposal or Release of any substance regulated under Environmental Laws ("Hazardous Materials").

            (b)   PROPERTY.

                  (i) The Company has not handled any Hazardous Material on any property now or previously owned or leased by the Company.

                  (ii) To Sellers' knowledge, except as set forth on Schedule
      2.21 no PCB or asbestos is or has been present at any property now or previously owned or leased by the Company.

                  (iii) There are no underground storage tanks for Hazardous Materials, active or abandoned, at any property now or previously owned or leased by the Company.

                  (iv) To Sellers' knowledge, there has been no Release of Hazardous Materials at, on or under any property now or previously owned or leased by the Company.

            (c) TRANSPORTATION. The Company has not (i) transported or arranged for the transportation of any Hazardous Material to any location which is listed on the National Priorities List under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended ("CERCLA"), listed for possible inclusion on the National Priorities List by the Environmental Protection Agency in the Comprehensive Environmental Response and Liability Information System ("CERCLIS") or on any similar state list or which is the subject of Federal, state or local enforcement actions or other investigations or (ii) stored, treated, transported or disposed, or arranged for storage, treatment, transport or disposal of any Hazardous Materials, other than in compliance with Environmental Law.

            (d) NOTIFICATION OF RELEASE. No oral or written notification of a Release of a Hazardous Material has been filed by or on behalf of the Company, and, to Sellers' knowledge, no property now or previously owned or leased by the Company is listed or proposed for listing on the National Priorities List under CERCLA, on CERCLIS or on any similar state list of sites requiring investigation or clean-up.

            (e) LIENS. There are no Liens arising under or pursuant to any Environmental Laws on any of the real property owned or leased by the Company, and no government actions have been taken or are threatened which could subject any of such properties to such Liens. The Company is not required to place any notice or restriction relating to the presence of Hazardous Materials at any property owned by it in any deed to such property.

            (f) SITE ASSESSMENTS. Except as set forth on Schedule 2.21, there have been no Phase I or Phase II environmental site assessments conducted by or which are in the possession of the Sellers or the Company in relation to any property or facility now or previously owned or leased by the Company.

      Section 2.22 CAPITAL EXPENDITURES AND INVESTMENTS. The Company has no outstanding Contracts or commitments for capital expenditures and investments in excess of Fifty Thousand Dollars ($50,000) individually or Two Hundred Fifty Thousand Dollars ($250,000) in the aggregate, except as set forth on Schedule
2.22 attached hereto, which Schedule includes a list of all disbursements on account of capital expenditures and investments by the Company since December 31, 1999. There has been no order or ruling from the IPUC or any other regulatory body directed to the Company by name rather than to the telecommunications industry generally and none is threatened or expected by the Company requiring or recommending that the Company undertake any capital expenditures or investments. Attached to Schedule 2.22 are copies of the Company's 2000 fiscal year capital expenditures budget (by project) and a comparison of the actual expenditures to budget (by project) year to date.

      Section 2.23 DEALINGS WITH AFFILIATES. Schedule 2.23 sets forth a complete and accurate list of all oral or written Contracts of ten thousand dollars ($10,000) or more between the Company and any one or more of its Affiliates. Except as set forth on Schedule 2.23, since December, 31, 1999, the Company has not made any payments, loaned any funds or property or made any credit arrangement with any Affiliate or employee except for the payment of employee salaries in the ordinary course of business.

      Section 2.24 INSURANCE. The Company currently is covered by insurance policies which provide for coverages that are usual and customary as to amount and scope in the business of the Company. Descriptions of all such policies, including the names of the insurer and the insured, the amount of premiums, and the types and amounts of coverage, are set forth on Schedule 2.24. All of such policies are in full force and effect, all premiums with respect thereto have been paid or accrued therefor, and no notice of cancellation or termination has been received with respect to any such policy. Such policies are sufficient for compliance with (i) all applicable Regulations and (ii) all Contracts to which the Company is a party. The Company has not breached or otherwise failed to perform its obligations under any of such policies, nor has the Company received any adverse notice from any of the insurers party to such policies with respect to any alleged breach or failure in connection with any of such policies. Such policies will not terminate or lapse by reason of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. Except as set forth on Schedule 2.24, there are no pending or, to the Sellers' or Company's knowledge, threatened claims under any policy relating to the Company. Also set forth on Schedule 2.24 is a true and complete listing of any and all claims made by the Company under any policy since December 31, 1996.

      Section 2.25 COMMISSIONS. Except as set forth on Schedule 2.25 hereto, there are and will be no claims for brokerage commissions, finder's fees, fees for fairness opinions or financial advisory services or similar compensation in connection with the transactions contemplated by this Agreement based on any arrangement or agreement made by or on behalf of the Sellers, the Company, or any of their Affiliates (collectively, "Commissions"). Any and all such Commissions shall be paid solely by the Sellers, and not by Fremont, Fretel or the Purchaser.

      Section 2.26 PERMITS AND REPORTS. Schedule 2.26 hereto sets forth a list of all permits, licenses, registrations, certificates, franchises, Orders, approvals or other authorizations from any Authority or other Person including, without limitation, the FCC and the IPUC and any municipalities ("Permits") issued to or held by the Company in connection with its operations or the Business, the loss of which would or could have a financial impact of Ten Thousand Dollars ($10,000) or more to the Company. Such Permits are the only Permits that are required for the Company to conduct its business as presently conducted and proposed to be conducted. Each such Permit is in full force and effect, and the Company has not received notice that any suspension, cancellation or modification of the terms of any such Permit is threatened. The Company is in full compliance with the terms of each such Permit, and each of the Company and the Sellers are not aware of any reason not set forth in said Permit why any such Permit would not be renewed, upon substantially the same terms as currently exist, upon expiration of such Permit. Except to the extent set forth on Schedule 2.26 hereto, no other Person is currently operating or providing local exchange telephone service within the Business' telephone exchange area and, to the Sellers' and Company's knowledge, no Person is anticipating or contemplating doing so. Except as set forth on Schedule 2.26, no authorization, consent or notification of or filing with any Authority is necessary in connection with the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby. Each Permit issued to or held by the Company will continue in full force and effect following the Closing Date provided that all approvals and/or consents set forth on Schedules 2.3,
2.26 and 3.3 are timely received. Except as set forth on Schedule 2.26, (i) all returns, reports, applications, statements and other documents required to be filed by the Company with the FCC, the IPUC and any other regulatory or governmental authority or municipality (including taxing authorities) with respect to the Business on or before the date hereof have been duly filed or properly extended as permitted by law (details of such extensions, if any, are set forth on Schedule 2.26 hereto) and are true and complete in all Material respects, and (ii) all reporting requirements of the FCC, the IPUC and other regulatory or governmental authorities or municipalities (including taxing authorities) having jurisdiction thereof have been complied with in all Material respects. A listing of all returns, reports and applications filed by the Company within the past three (3) years with the FCC, the IPUC and any other regulatory or governmental authority (including taxing authorities) or municipality is attached hereto as Schedule 2.26; true and complete copies of all such returns, reports and applications set forth on Schedule 2.26 have been previously provided to the Purchaser by the Sellers. Fremont is currently a cost company and neither the Company nor the Sellers know of any reason such cost company status should not continue to be available to the Company after the Closing Date.

      Section 2.27 ABSENCE OF UNDISCLOSED LIABILITIES/CORPORATE DEBT. The Company does not have any liability of any nature whatsoever (whether known or unknown, due or to become due, accrued, absolute, contingent or otherwise), including, without limitation, any unfunded obligation under employee benefit plans or arrangements as described in Section 2.19 hereof or liabilities for Taxes (as defined in Section 2.16 hereof) or liabilities for under-reporting, under-billing or under-collection of revenues or underpayment of revenues to a third party or liabilities relating to investments or subsidiaries, except for
(i) liabilities stated or reserved against in the Financial Statements, (ii) current liabilities incurred in the ordinary course of business and consistent with past practice after the date of the Financial Statements which, individually and in the aggregate, do not have, and cannot reasonably be expected to have, a Material Adverse Effect, and (iii) liabilities disclosed on
Schedule 2.27 hereto. All obligations and liabilities relating in any way to the Company's investments and subsidiaries (including future capital contributions or guaranty commitments) are set forth on Schedule 2.4 hereto, setting forth the maximum amount of the Company's potential obligations and the expected payment schedule therefor. The Company is not a party to any Contract, or subject to any articles of incorporation or bylaw provision (or Articles of Organization or Operating Agreement provision), any other corporate limitation or any legal requirement which has, a Material Adverse Effect. Any and all long term obligations and liabilities of the Company as of the date hereof are set forth on Schedule 2.27 hereto.

      Section 2.28 SECURITIES LAWS MATTERS.

            (a) James Partnership and John Partnership each acknowledge that the Purchaser's Common Stock (the "Securities") to be delivered with respect to the Stock Payment will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), or under any state securities laws and may not be transferred except in a transaction which either is registered under the Securities Act and any such state securities laws or is exempt from such registrations. Further, such Securities shall be subject to other agreements, including but not limited to the Stockholders' Agreement referred to in Article VII hereof, restricting their transferability and setting forth certain other restrictions.

            (b) James Partnership represents and warrants that the James Partnership place of formation and principal place of business are located in the State of Nevada and that Purchaser has not communicated with the James Partnership with respect to the offer or sale of the Securities at any time the James Partnership was sitused in any other State.

            (c) John Partnership represents and warrants that the John Partnership place of formation and principal place of business are located in the State of Nevada and that Purchaser has not communicated with the John Partnership with respect to the offer or sale of the Securities at any time the John Partnership was sitused in any other State.

            (d) James Partnership and John Partnership represent and warrant that:

                  (i) Each is well versed in financial matters and has substantial knowledge and experience in financial and business matters and that each is fully capable of understanding the merits and risks of the investment being made in the Securities and the risks involved in connection therewith;

                  (ii) Each is acting herein for its own account and is acquiring the Securities for investment without a view to the resale or other distribution thereof. Each is financially able to hold the Securities for long-term investment, believes that the nature and amount of the Securities to be acquired hereunder is consistent with its overall investment program and financial position, and recognizes that there are substantial risks involved in an investment in the Securities; and

                  (iii) Each has received and reviewed the Purchaser's annual report on Form 10-K for the fiscal year ended December 31, 1999.

            (e) James Partnership and John Partnership each acknowledges and agrees that Purchaser may, if it so desires, permit transfers, or authorize its transfer agent to permit transfers, of the Securities only when such Securities have been registered under the Securities Act and/or applicable state securities laws and/or when the request for transfer is accompanied by satisfactory assurances (including, if requested, an opinion of counsel acceptable to Purchaser) that the sale or proposed transfer does not require registration under the Securities Act and applicable state securities laws, and each agrees that a legend to such effect will be placed on the Securities.

      Section 2.29 DISCLOSURE. Neither this Agreement nor any of the attachments, Schedules, Exhibits, written statements, documents, certificates or other items prepared for or supplied to the Purchaser by or on behalf of the Sellers or the Company with respect to the transactions contemplated hereby contains any untrue statement of a Material fact or omits any Material fact necessary to make each statement contained herein or therein not misleading.

                                   ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

      The Purchaser hereby represents and warrants to the Sellers as follows:

      Section 3.1 CORPORATE ORGANIZATION. The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to own, operate and lease its properties and to conduct its business as presently conducted and proposed to be conducted. The Purchaser is qualified to do business and is in good standing in every jurisdiction in which the conduct of its business, the ownership or lease of its properties, or the execution and delivery of this Agreement and the consummation of the transactions contemplated hereby requires it to be so qualified.

      Section 3.2 AUTHORIZATION. The Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The Board of Directors of the Purchaser will have duly authorized the execution, delivery and performance of this Agreement on or before the Closing Date, and no other corporate proceedings on its part are necessary to authorize the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby. This Agreement constitutes a legal, valid and binding obligation of the Purchaser enforceable against the Purchaser in accordance with its terms, subject to equitable considerations and the effect of bankruptcy and other laws affecting the rights of creditors generally.

      Section 3.3 NO VIOLATION. Except as set forth on Schedule 3.3 hereto, the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby by the Purchaser do not and will not (a) conflict with or result in a breach of the terms, conditions or provisions of,
(b) constitute a default or event of default under (with due notice, lapse of time or both), (c) result in the creation of any Lien upon the Purchaser or its capital stock (except upon the Shares as part of Purchaser's financing of this transaction) or assets pursuant to, (d) give any third party the right to accelerate any obligation under, (e) result in a violation of or (f) require any authorization, consent, approval, exemption or other action by, or notice to, any Person pursuant to the charter or bylaws of the Purchaser, any applicable Regulation (including, without limitation, the Hart-Scott-Rodino Antitrust Improvements Act of 1976), any Order to which the Purchaser is subject or any Contract to which the Purchaser or any of its properties are subject. The Purchaser has complied with all applicable Regulations and Orders in connection with the execution, delivery and performance of this Agreement and the transactions contemplated hereby, subject to the requirements which are conditions to the Closing.

      Section 3.4 INVESTMENT INTENT. The Purchaser represents and warrants to the Sellers that it is purchasing the Shares for investment purposes and not with a view to distribution thereof and agrees that it shall not make any sale, transfer, or other disposition of the Shares in violation of the Securities Act of 1933, as amended, or the Regulations thereunder or under any other applicable securities laws.

      Section 3.5 PURCHASER'S SOPHISTICATION. Except as expressly stated herein, Sellers and the Company make no representations or warranties regarding the Company's value as a business or investment or its future as a telecommunications operator. The Purchaser represents and warrants to the Sellers that it is a sophisticated investor and telecommunications corporation, knowledgeable about telecommunication technology, equipment, industry practices and operations and has the expertise to evaluate its acquisition of the Company and the telecommunications industry in general and as it would apply to the Company.

                                   ARTICLE IV

                    COVENANTS OF THE SELLERS AND THE COMPANY

      Subject to the provisions of Section 4.14 hereof, from and after December 31, 1999 until the Closing Date, each of the Sellers and the Company agree that they shall have acted and shall act, or refrain from acting where so required, to comply (and in the case of the Sellers, to cause the Company to comply) with the following (the term "Company" as used in this Article IV shall mean and include Fremont, Fretel and any and all of their subsidiaries and Affiliates):

      Section 4.1 REGULAR COURSE OF BUSINESS.

            (a) GENERALLY. The Company shall operate its business diligently and in good faith, consistent with past management practices, shall maintain all of its properties in customary repair, order and condition, shall maintain (except for expiration due to lapse of time or cancellation by another party pursuant to the terms thereof) in the ordinary course of business all leases and Contracts in effect without change except as expressly provided herein and shall comply with the provisions of all Regulations, Orders and Permits applicable to the Company and the conduct of its business. The Company shall maintain its financial and accounting records in a manner consistent with that employed at December 31, 1999.

            (b) COMPENSATION. The Company shall not without Purchaser's prior consent hire any employee and shall not grant any increase in the compensation of any employee, officer, board member, consultant or independent contractor.

            (c) INSURANCE. The Company shall maintain current its insurance policies with the coverage and in the amounts set forth on Schedule 2.24.

            (d) CLAIMS. The Company shall promptly notify the Purchaser of any Claims that may be commenced against it, as well as of any threatened, suspected or expected Claims of which the Company or the Sellers may be aware.

            (e) SUPPLEMENT. From time to time prior to the Closing Date, the Sellers shall promptly notify the Purchaser of any changes with respect to the information set forth in this Agreement or the Schedules hereto and of any matters hereafter arising which, if in existence at the date hereof, would have been required to be set forth in this Agreement or the Schedules hereto.

      Section 4.2 AMENDMENTS. No change or amendment shall be made to the Articles of Incorporation, bylaws, Articles of Organization or Operating Agreement of the Company, and the Company shall not merge into or consolidate with any other Person or change the character of its Business.

      Section 4.3 CAPITAL CHANGES. The Company shall not issue, sell, purchase or redeem any shares of its capital stock of any class or issue or sell any securities convertible into, or options, warrants or other rights to subscribe for, any shares of its capital stock. The Company shall not pledge or otherwise encumber any shares of its capital stock, nor shall the Company allow the transfer of any shares of its capital stock on its stock transfer ledger or other books and records.

      Section 4.4 DIVIDENDS. The Company shall not declare, pay or set aside for payment any dividend or other distribution in respect of its capital stock.

      Section 4.5 CAPITAL EXPENDITURES; TRANSACTIONS WITH AFFILIATES. Other than in an emergency situation when the Company is unable to communicate with the Purchaser, the Company shall not make any capital expenditures, or commitments with respect thereto, except as provided on Schedule 2.22, in excess of ten thousand dollars ($10,000)individually or fifty thousand dollars ($50,000.00) in the aggregate. Further, the Company shall timely make the capital expenditures set forth on Schedule 2.22 or discuss with the Purchaser, after written notice of the Company's proposed changes, its reasons for not so performing. The Company shall also make capital expenditures in the ordinary course consistent with past practices. The Company shall not make or accept any loan or advance to or from any of its Affiliates or Affiliates of the Sellers.

      Section 4.6 BORROWING. The Company shall not incur, assume or guarantee any indebtedness or obligation not reflected on the Financial Statements, except for amounts not to exceed ten thousand dollars ($10,000) in the ordinary course of business. Further, the Company shall not incur, assume or guarantee any indebtedness or obligation of any of its subsidiaries or investments.

      Section 4.7 PROPERTY. The Company shall not sell, transfer, or dispose of any of its assets and properties, other than in the ordinary course of business, or allow any of its assets and properties to become subject to a Lien.

      Section 4.8 OTHER COMMITMENTS. Except as set forth in this Agreement or permitted in writing by the Purchaser from and after the date hereof, the Company shall not enter into any transaction, make any commitment or incur any obligation other than in the ordinary course of business.

      Section 4.9 INTERIM FINANCIAL INFORMATION, INVESTMENT K-1s. From and after the date hereof, the Company shall supply the Purchaser with a copy of its internal monthly Unaudited Financial Statements within forty-five (45) days after the end of each month. Further, the Company shall provide the Purchaser with any and all financial statements, K-1s and/or reports received with respect to investments set forth on Schedule 2.4 hereto promptly following receipt thereof by the Company or the Sellers.

      Section 4.10 CONSENTS AND AUTHORIZATIONS. The Sellers and the Company shall, promptly after the date hereof, commence efforts to obtain the consents, waivers and authorizations listed on Schedules 2.3 and 2.26 hereto. The Sellers and the Company shall diligently pursue and use their best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date.

      Section 4.11 ACCESS. Each of the Sellers and the Company shall afford to the Purchaser and its counsel, accountants, agents and other authorized representatives and to financial institutions specified by the Purchaser reasonable access during business hours to the Company's plants, properties, books and records in order that the Purchaser may have full opportunity to make such reasonable investigations as it shall desire to make of the affairs of the Company. The Company shall cause its officers, employees and auditors to furnish such additional financial and operating data and other information as the Purchaser or its lender shall from time to time reasonably request.

      Section 4.12 NOTICE OF TRANSFER. Each of the parties hereto shall cooperate with the other parties hereto in providing any required notices to the appropriate Authority regarding any issues of ownership or control or change thereof (including, without limitation, any such issues relating to the Permits).

      Section 4.13 PAYMENT OF STAMP TAX. All transfer (including any real estate transfer tax), documentary, sales, use, stamp, registration and other such Taxes and fees (including any penalties and interest) incurred in connection with this Agreement shall be borne by the Sellers (collectively) when due, and the parties will file on a timely basis all necessary Tax Returns and other documentation with respect to all such transfer, documentary, sales, use, stamp, registration and other Taxes and fees, and, if required by applicable Regulation, will, and will cause their Affiliates to, join in the execution of any such Tax Returns and other documentation.

      Section 4.14 DISCLOSURE. To the extent the Company shall have taken any actions contrary to any of the covenants set forth in this Article IV, from and after December 31, 1999 and prior to the date hereof, such actions are set forth on Schedule 4.14 hereto. From and after the date hereof, the Company shall not take any actions contrary to any of the covenants set forth in this Article IV without the prior written consent of the Purchaser, which consent shall not be unreasonably withheld.

      Section 4.15 COOPERATION WITH PURCHASER. Each of the parties hereto shall cooperate with the other parties hereto as shall be necessary to consummate this transaction and to obtain financing therefor, including giving access to the Company's properties and business records as shall be necessary for Purchaser to, among other things, obtain surveys of the real property, a title commitment with respect to the real property and/or environmental assessments, if determined necessary by Purchaser.

                                    ARTICLE V

                           COVENANTS OF THE PURCHASER

      Section 5.1 CONSENTS AND AUTHORIZATIONS. The Purchaser shall, promptly after the date hereof, commence efforts to obtain the consents, waivers and authorizations listed on Schedule 3.3. The Purchaser shall diligently pursue and use its best efforts to obtain such consents, waivers and authorizations as promptly as practicable prior to the Closing Date. Purchaser shall, at its expense, manage the process of obtaining, with the Sellers and the Company's assistance, all government consents and approvals required to carry out the transactions contemplated by this Agreement.

                                   ARTICLE VI

                                OTHER AGREEMENTS

      The parties hereto further agree as follows:

      Section 6.1 AGREEMENT TO DEFEND. In the event any claim of the nature specified in Section 7.4 or Section 8.3 hereof is commenced, whether before or after the Closing Date, the parties hereto agree to cooperate and use all reasonable efforts to defend against and respond thereto.

      Section 6.2 FURTHER ASSURANCES. On the terms and subject to the conditions of this Agreement, the parties hereto shall use all reasonable efforts at their own expense to take, or cause to be taken, all action, and to do, or cause to be done, all things necessary, proper or advisable under applicable Regulations to consummate and make effective as promptly as possible the transactions contemplated by this Agreement, and to cooperate with each other in connection with the foregoing, including, without limitation, using all reasonable efforts
(a) to obtain all necessary waivers, consents and approvals from other parties to loan agreements, leases, mortgages and other Contracts, (b) to obtain all necessary consents, approvals and authorizations as are required to be obtained under any Regulations or in connection with any Permits, (c) to lift or rescind any injunction or restraining order or other Order adversely affecting the ability of the parties to consummate the transactions contemplated hereby and
(d) to fulfill all conditions to the obligations of the parties under this Agreement. Each of the parties hereto further covenants and agrees that it shall use all reasonable efforts to prevent a threatened or pending preliminary or permanent injunction or other Order.

      Section 6.3 CONSENTS. Without limiting the generality of Section 6.2, each of the parties hereto shall use all reasonable efforts to obtain all waivers, Permits, authorizations, consents and approvals of, or notice to, all Persons and Authorities necessary, proper or advisable in connection with the consummation of the transactions contemplated by this Agreement prior to the Closing Date.

      Section 6.4 NO SOLICITATION OR NEGOTIATION. Unless and until this Agreement is terminated, neither the Sellers nor the Company shall, and each shall use best efforts to cause its Affiliates, and the directors, managers, officers, employees, representatives, agents, advisors, accountants, shareholders and attorneys of each of them, not to initiate or solicit, directly or indirectly, any inquiries or the making of any proposal with respect to, or engage in negotiations concerning, or provide any confidential information or data to any Person with respect to, or have any discussions with any Person relating to, any acquisition, business combination or purchase of all or any significant asset of, or any equity interest in, directly or indirectly, the Company, or otherwise facilitate any effort or attempt to do or seek any of the foregoing and shall immediately cease and cause to be terminated any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing.

      Section 6.5 NO TERMINATION OF THE OBLIGATIONS BY SUBSEQUENT DISSOLUTION. Each of the parties hereto specifically agrees that its obligations hereunder, including, without limitation, obligations pursuant to this Article VI, shall not be terminated by the dissolution of such party, whether by operation of law, Regulations or otherwise.

      Section 6.6 PUBLIC ANNOUNCEMENTS. Prior to the Closing Date, no party hereto nor any Affiliate, representative or shareholder of such party, shall disclose any of the terms of this Agreement to any third party, except as required by law or in connection with a securities filing, or to obtain the consents, waivers and authorizations listed on Schedules 2.3, 2.26 and 3.3 or in connection with the Purchaser's financing of the transactions contemplated hereby, without the other parties' prior written consent. Prior to the Closing Date, the form, content and timing of all press releases, public announcements or publicity statements (but excluding disclosures necessitated by any securities filing) with respect to this Agreement and the transactions contemplated hereby shall be subject to the prior approval of both the Sellers and the Purchaser, which approval shall not be unreasonably withheld; PROVIDED, HOWEVER, that either party may withhold such approval in its sole discretion with respect to any of the foregoing which discloses any of the financial terms of this transaction. Prior to the Closing Date, no press releases, public announcements or publicity statements shall be released by either party without such prior mutual agreement. Notwithstanding the foregoing, prior to the Closing Date, except as otherwise required by law or in connection with a securities filing, no party hereto will disclose the Purchase Price or the manner in which the Purchase Price is calculated, without the prior written consent of the Purchaser and the Sellers.

      Section 6.7 RECORDS AND INFORMATION.

            (a) RETENTION OF RECORDS. Except as otherwise required by Regulation or agreed to in writing, the Sellers and the Purchaser shall each retain, and shall cause their respective Affiliates to retain, for a period of at least four
(4) years, or the period required by applicable Regulation, following the Closing Date, all records, books, contracts, instruments, computer data and other data and information (collectively, "Information") relating to the Company.

            (b) ACCESS TO INFORMATION. From and after the Closing Date, the Sellers shall afford to the Purchaser and its authorized accountants, counsel and other designated representatives reasonable access (including using reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to all Information within the Sellers' possession relating to the Company, insofar as such access is reasonably required by the Purchaser. Similarly, the Purchaser shall afford to the Sellers and their authorized accountants, counsel, and other designated representatives reasonable access (including reasonable efforts to give access to Persons or firms possessing Information) and duplicating rights during normal business hours to Information within the Purchaser's possession relating to the Company or its business as conducted prior to the Closing Date, insofar as such access is reasonably required by the Sellers.

            (c) DELIVERY OF CORPORATE RECORDS. The Sellers shall arrange, as soon as practicable following the Closing Date, to the extent not previously delivered in connection with the transactions contemplated herein, for transportation at the Sellers' cost to the Purchaser of the records in the Sellers' possession relating to the Company, including, without limitation, the corporate minute books, stock ledgers and certificates, records pertaining to the ownership of membership interests and/or actions taken by the Company's members or managers, and corporate seals of the Company, and all

Contracts and litigation files relating to the Company, except to the extent (i) such items are already in the possession of the Purchaser or the Company or (ii) it is necessary or appropriate for the Sellers to retain such records for use in preparation of Tax Returns under the provisions hereof. The Sellers may make and retain copies of all or any of such records or documents at the Sellers' expense.

            (d) WITNESSES. At all times from and after the Closing Date, each of the Sellers and the Purchaser shall use reasonable efforts to make available to the other, upon written request, its and its Affiliates' officers, directors, managers, employees and agents as witnesses to the extent that such Persons may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved, at no cost; PROVIDED, however, that a party producing such witnesses shall be entitled to receive from the requesting party, upon presentation therefor, payment for such out-of-pocket costs and disbursements as may be reasonably incurred in producing such witnesses.

      Section 6.8 INSURANCE POLICIES AND CLAIMS ADMINISTRATION.

            (a) INSURANCE COVERAGE PRIOR TO THE CLOSING DATE. The Sellers shall be responsible for the administration of all claims under the Company's insurance policies relating to periods prior to the Closing Date. If any claim is asserted against the Company relating to periods prior to the Closing Date, the Sellers shall, if requested by the Purchaser, promptly assert and pursue coverage and payment for such claim with the appropriate insurance carrier, and the Purchaser shall, and shall cause the Company to, provide reasonable cooperation and assistance to Sellers in asserting and pursuing such coverage. In particular, the Purchaser shall, upon request by Sellers, cause the Company to file all necessary claims and take all such other action as may reasonably be requested by Sellers to pursue such coverage. As between the Sellers, on the one hand, and the Purchaser and the Company, on the other hand, the Purchaser and the Company shall be entitled to recover all insurance proceeds with respect to any claim, except to the extent the Sellers have previously provided indemnification therefor to the Purchaser or the Company under this Agreement. In such event any amounts as collected shall be remitted to the Sellers in the amounts previously contributed in indemnification. If the Purchaser shall pursue coverage and payment for any claim relating to periods prior to the Closing Date on behalf of the Company, then the Sellers shall provide reasonable cooperation and assistance to the Company and the Purchaser.

            (b) INSURANCE COVERAGE AFTER THE CLOSING DATE. Each party shall be responsible for establishing and maintaining its own property and casualty insurance (including, without limitation, primary and excess general liability, automobile, workers' compensation, property, director and officer liability, fire, crime, surety and other similar insurance policies) for the activities and claims of such party and its Affiliates on and after the Closing Date; provided, however, the Purchaser shall, if it so desires, continue the Company's policies in place as at the Closing Date and the Sellers shall be obligated to obtain new insurance policies on any of the operations and assets distributed to any of them as Excluded Assets as provided herein.

      Section 6.9 OTHER TAX MATTERS.

            (a) TAX RETURNS. The Purchaser, the Sellers, the Company and their successors shall cooperate in the preparation of all Tax Returns and reports and shall make available all necessary records and timely take all action necessary to allow for the preparation and filing of all Tax Returns and reports. Within ten (10) days following the Closing, the Sellers shall deliver or shall cause to be delivered to the Purchaser all books, records, returns, schedules, work papers, and other documents (including without limitation, appraisals and other background information) which are in the possession of the Sellers or which are not on the Company premises, and which relate to any Taxes of the Company for any taxable period. Prior to the delivery of the Materials described in the preceding sentence, the Sellers shall cooperate with the Purchaser in providing access to such Materials as is reasonably required by the Purchaser.

      The parties hereto agree that the Sellers shall prepare all Tax Returns for the Company for filing periods ending on or before the Closing Date and shall pay all Taxes arising during or with respect to such filing periods, and shall also pay all Taxes arising during or with respect to the pre-Closing portion of any filing period which commences prior to the Closing and continues after the Closing (but in each event, only to the extent not fully reserved against in the Unaudited Financial Statements), and shall also pay all Taxes arising as a result of the transactions contemplated by this Agreement. Upon mutual agreement between the Sellers and the Purchaser, the Company may prepare any such required Tax Returns. The Purchaser shall prepare all Tax Returns for the Company for the filing periods ending after the Closing Date, shall pay all Taxes arising during or with respect to filing periods which commence on or after the Closing, and shall also pay all Taxes arising during or with respect to the pre-Closing portion of any filing period which commences prior to the Closing and continues after the Closing (but only to the extent fully reserved against in the Unaudited Financial Statements).

            (b) INFORMATION. The Purchaser and the Sellers agree to furnish or cause to be furnished to each other, as promptly as practicable, such information (including access to books and records) and assistance relating to the Company as is reasonably requested for the filing of any Tax Return, in determining a Tax liability or right to refund, for the preparation of any audit or other proceeding, and for the prosecution of any claim, suit or proceeding relating to a proposed Tax adjustment. The Purchaser and the Sellers shall cooperate with each other in the conduct of any Tax audit or other Tax proceedings involving the Company. The parties shall execute and deliver such powers of attorney and other documents as are reasonably requested to carry out the administration of the Tax provisions of this Agreement.


                                   ARTICLE VII

                 CONDITIONS TO THE OBLIGATIONS OF THE PURCHASER

      The obligations of the Purchaser under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by the Purchaser:

      Section 7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Sellers and the Company contained in Article II hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all Material respects when made and on the Closing Date as though then made. The Sellers and the Company shall have performed and complied in all Material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by them prior to the Closing Date. The Sellers shall have delivered to the Purchaser a certificate, dated the Closing Date, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing, and providing such supplemental information, agreements and disclosures as shall be necessary to make such representations and warranties as accurate on the Closing Date as on the date originally given. The Sellers shall deliver to the Purchaser all of the certificates, stock powers and other documentation referenced in
Section 9.2 hereof, evidencing the transfer to the Purchaser of clear title to all of the Shares at the Closing, all in form and substance satisfactory to the Purchaser and its counsel in their sole discretion.

      Section 7.2 CONSENTS AND APPROVALS. The Sellers, the Company and the Purchaser shall have obtained all consents, approvals, Orders, qualifications, licenses, Permits, regulatory approvals (including but not limited to any necessary consent, approval, exemption or notice as required by (A) the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (B) the Idaho Public Utilities Commission, and (C) the Towns of Island Park, Ashton, St. Anthony and Teton, Idaho, and such other municipalities as may be necessary) and other authorizations, whether specified on Schedules 2.3, 2.26 and 3.3 hereto or not, and shall have given all notices, required by all applicable Regulations, Orders and Contracts binding on any of the Sellers, the Company or the Purchaser or any of their respective properties and assets, with respect to the execution, delivery and performance of this Agreement, the financing and consummation of the transactions contemplated herein and the conduct of the Business of the Company in the same manner after the Closing Date as before the Closing Date.

      Section 7.3 NO MATERIAL ADVERSE CHANGE. Except as otherwise disclosed to the Purchaser on the Schedules hereto, there shall have been no Material Adverse Change in the business, properties, Financial Statements, Unaudited Financial Statements, Schedules to this Agreement, condition (financial or otherwise) or results of operations of the Company since December 31, 1999 through the Closing Date and, to the Sellers' knowledge, there has been no Material Adverse Change in the business prospects of the Company since December 31, 1999 through the Closing Date. The Purchaser shall have received a certificate, dated the Closing Date, from the Sellers, in a form reasonably satisfactory to the Purchaser, certifying to the foregoing.

      Section 7.4 NO PROCEEDING OR LITIGATION. No Order or Regulation shall be in effect and no litigation shall have been consummated, initiated or threatened which would prevent the consummation of the transactions contemplated hereby.

      Section 7.5 OFFICER'S CERTIFICATE. The Purchaser shall have received a certificate, signed by the Secretary of Fremont and a Manager of Fretel dated the Closing Date, as to the Articles of Incorporation and Articles of Organization (attaching a Secretary of State certified copy thereof, with all amendments) and bylaws and Operating Agreement of Fremont and Fretel, respectively, and the resolutions adopted by the shareholders, directors, managers and members of Fremont and Fretel in connection with this Agreement in a form reasonably satisfactory to the Purchaser.

      Section 7.6 CERTIFICATES OF GOOD STANDING. At the Closing, the Company shall have delivered to the Purchaser certificates issued by the appropriate governmental authorities evidencing the good standing of Fremont, Fretel and each of their subsidiaries in their respective jurisdictions of incorporation and in each jurisdiction in which each is qualified to do business as a foreign corporation as of a date not more than fifteen (15) days prior to the Closing Date.

      Section 7.7 OPINION OF SELLERS' COUNSEL. The Sellers shall deliver at Closing an opinion of counsel to the Sellers addressed to the Purchaser and the Purchaser's lender in substantially the form attached hereto as Exhibit 7.7.

      Section 7.8 JAMES BAUCHMAN EMPLOYMENT AGREEMENT. The Sellers shall cause James Bauchman to enter into an Employment Agreement in substantially the form attached hereto as Exhibit 7.8 (the "James Bauchman Employment Agreement").

      Section 7.9 JOHN W. BAUCHMAN EMPLOYMENT AGREEMENT. The Sellers shall cause John W. Bauchman to enter into an Employment Agreement in substantially the form attached hereto as Exhibit 7.9 (the "John W. Bauchman Employment Agreement").

      Section 7.10 JAMES BAUCHMAN NONCOMPETITION AGREEMENT. The Sellers shall cause James Bauchman to enter into a Noncompetition Agreement in substantially the form attached hereto as Exhibit 7.10 (the "James Bauchman Noncompetition Agreement").

      Section 7.11 JOHN W. BAUCHMAN NONCOMPETITION AGREEMENT. The Sellers shall cause John W. Bauchman to enter into a Noncompetition Agreement in substantially the form attached hereto as Exhibit 7.11 (the "John W. Bauchman Noncompetition Agreement").

      Section 7.12 JAMES PARTNERSHIP SUBSCRIPTION AGREEMENT. James Partnership shall enter into a Subscription Agreement in substantially the form attached hereto as Exhibit 7.12 (the "James Partnership Subscription Agreement").

      Section 7.13 JOHN PARTNERSHIP SUBSCRIPTION AGREEMENT. John Partnership shall enter into a Subscription Agreement in substantially the form attached hereto as Exhibit 7.12 (the "John Partnership Subscription Agreement").

      Section 7.14 JAMES PARTNERSHIP STOCKHOLDERS' AGREEMENT. James Partnership shall enter into the Stockholders' Agreement in substantially the form attached hereto as Exhibit 7.14 (the "James Partnership Stockholders' Agreement").

      Section 7.15 JOHN PARTNERSHIP STOCKHOLDERS' AGREEMENT. John Partnership shall enter into the Stockholders' Agreement in substantially the form attached hereto as Exhibit 7.14 (the "John Partnership Stockholders' Agreement").

      Section 7.16 OTHER PURCHASER'S COMMON STOCK AGREEMENTS. James Partnership and John Partnership shall deliver at Closing and thereafter as reasonably requested such other documents, agreements and/or certificates as Purchaser reasonably may require with respect to the Purchaser's Common Stock being issued to each, in substantially such forms as have been or hereafter are signed by Purchaser's employees and/or management.

      Section 7.17 RESIGNATIONS. The Sellers shall have caused all directors and officers of Fremont and Fretel and all of their subsidiaries to have resigned.

      Section 7.18 OTHER DOCUMENTS. The Purchaser shall have been furnished with such other and further documents and certificates, including certificates of the Sellers, Fremont's and Fretel's officers, directors, managers and others, as the Purchaser shall reasonably request to evidence compliance with the conditions set forth in this Agreement.

      Section 7.19 LIENS. The Sellers shall have removed all Liens on the Shares and/or on the assets and properties of the Company other than Permitted Liens.

      Section 7.20 DELIVERY OF MINUTE BOOKS. The Sellers shall deliver at Closing all original minute books, and records of member and/or manager actions, corporate seals and stock and membership interest transfer records of Fremont, Fretel and of all their Affiliates, as well as original evidence of all their respective investments.

      Section 7.21 DELIVERY OF UNAUDITED FINANCIAL STATEMENTS. The Sellers shall deliver the Unaudited Financial Statements on a monthly basis from and after the date hereof as soon as such Unaudited Financial Statements shall have been prepared, all as provided in Section 4.9 hereof.

      Section 7.22 AMENDMENT TO LEASE AGREEMENTS. Each of the Company's lease agreements (collectively, the "Leases") set forth on Schedule 2.14(b) hereto shall be amended in a manner mutually satisfactory to the Purchaser and the Lessors thereunder.

      Section 7.23 RENEWAL OF FRANCHISES. The Sellers shall have renewed for at least ten (10) years from the date of Closing the telephone franchise agreements granted by the Towns of Island Park, Ashton, St. Anthony and Teton, Idaho, and shall have similarly renewed any other franchise agreements currently in existence or required in connection with the Company's Business as presently conducted. Alternatively, if such is the case, the Sellers shall cause the opinion of counsel given as provided in Section 7.7 hereof to include an opinion that no such franchise agreements are necessary or required.

      Section 7.24 BANK OF IDAHO DEBT/LIENS RELEASED. Sellers shall cause the Company to have been released without recourse as a co-borrower of the Bank of Idaho (formerly Bank of Eastern Idaho) indebtedness with respect to LinkTel Networks, LLC and shall cause the liens on the Company's assets related thereto to be cancelled of record prior to the Closing Date.

      Section 7.25 OPINION OF REGULATORY COUNSEL. Givens Pursley LLP shall have delivered an opinion of counsel addressed to the Purchaser and the Purchaser's lender with respect to Idaho State, local and municipal regulatory matters in a form satisfactory to the Purchaser and its counsel.

      Section 7.26 REINSTATEMENT AND RENEWAL OF FCC RADIO/MICROWAVE LICENSES. The Sellers shall have caused the Company, prior to Closing, to reinstate Radio License WAX76 (Big Bend, Idaho) and shall have filed renewal applications (in forms satisfactory to the Purchaser and to FCC counsel) no later than June 1, 2000 (but in no event later than Closing if earlier than June 1, 2000) for the other three radio licenses (KPW88, WAX77 and WMT361).


                                  ARTICLE VIII

                  CONDITIONS TO THE OBLIGATIONS OF THE SELLERS

      The obligations of the Sellers under this Agreement shall be subject to the satisfaction of each of the following conditions unless waived in writing by
Sellers:

      Section 8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of the Purchaser contained in Article III hereof and elsewhere in this Agreement and all information contained in any Exhibit, Schedule or attachment hereto shall be true and correct in all Material respects when made and on the Closing Date as though then made, except as expressly provided herein or therein. The Purchaser shall have performed and complied in all Material respects with all agreements, covenants and conditions required by this Agreement to be performed and complied with by it prior to the Closing Date. An officer of the Purchaser in his capacity as such shall have delivered to the Sellers a certificate, dated the Closing Date, in a form reasonably satisfactory to the Sellers, certifying to the foregoing, and providing such supplemental information, agreements and disclosures as shall be necessary to make such representations and warranties as accurate on the Closing Date as on the date originally given.

      Section 8.2 CONSENTS AND APPROVALS. The Purchaser, the Sellers and the Company shall have obtained all consents, approvals, orders, qualifications, licenses, Permits, regulatory approvals, (including but not limited to any necessary consent, approval, exemption or notice as required by the Hart-Scott-Rodino Antitrust Improvements Act of 1976), and other authorizations, whether specified on Schedules 2.3, 2.26 and 3.3 hereto or not, and shall have given all notices, required by all applicable Regulations, Orders and Contracts binding on the Purchaser, the Sellers or the Company or any of their respective properties and assets with respect to the execution, delivery and performance of this Agreement.

      Section 8.3 NO PROCEEDING OR LITIGATION. No Order or Regulation shall be in effect and no litigation shall have been consummated, initiated or threatened which would prevent the consummation of the transactions contemplated hereby.

      Section 8.4 SECRETARY'S CERTIFICATE. The Sellers shall have received a certificate, signed by the Secretary of the Purchaser, dated the Closing Date, as to the charter and bylaws of the Purchaser and the resolutions adopted by the directors of the Purchaser in connection with this Agreement in a form reasonably satisfactory to the Sellers.

      Section 8.5 OPINION OF PURCHASER'S COUNSEL. The Purchaser shall deliver at Closing an opinion of counsel to the Purchaser addressed to the Sellers in substantially the form attached hereto as Exhibit 8.5.

      Section 8.6 JAMES BAUCHMAN EMPLOYMENT AGREEMENT. The Purchaser shall have caused the Company to enter into the James Bauchman Employment Agreement.

      Section 8.7 JOHN W. BAUCHMAN EMPLOYMENT AGREEMENT.  The
Purchaser shall have caused the Company to enter into the John W.
Bauchman Employment Agreement.

      Section 8.8 JAMES BAUCHMAN NONCOMPETITION AGREEMENT. The Purchaser shall have caused the Company to enter into the James Bauchman Noncompetition Agreement.

      Section 8.9 JOHN W. BAUCHMAN NONCOMPETITION AGREEMENT.  The
Purchaser shall have caused the Company to enter into the John W.
Bauchman Noncompetition Agreement.

      Section 8.10 AMENDMENT TO LEASE AGREEMENTS. Each of the Company's Leases shall be amended in a manner mutually satisfactory to the Purchaser and the Lessors thereunder.

                                   ARTICLE IX

                                     CLOSING

      Section 9.1 CLOSING. Unless this Agreement shall have been terminated or abandoned pursuant to the provisions of Article X hereof, a closing of the transactions contemplated by this Agreement (the "Closing") shall be held on or before December 31, 2000 or on such date either before or after December 31, 2000, as the parties hereto shall mutually agree, which date shall be on the first day of the month which begins at least ten (10) days after receipt of all IPUC, FCC, Hart-Scott-Rodino and other approvals required as a precondition to Closing (the "Closing Date") in the offices of the Sellers' counsel.

      Section 9.2 CLOSING DATE PAYMENT AND RECEIPT OF SHARES. On the Closing Date (i) the Sellers will assign and transfer to the Purchaser good and valid title in and to the Shares, free and clear of all Liens, by delivering to the Purchaser stock certificates representing the Fremont Capital Stock, duly endorsed for transfer or accompanied by duly executed stock powers endorsed in blank with requisite stock transfer tax stamps, if any, attached, together with similar documentation with respect to the transfer of title to the Fretel Membership Interests in such form and content as is satisfactory to counsel for the Purchaser; (ii) the Purchaser shall, by wire transfer of same-day funds, pay to the Remaining Shareholders and the Members in accordance with their respective Percentage Interests, the amount of the Adjusted Purchase Price for all of their Shares; and (iii) the Purchaser shall by wire transfer of same day funds, pay to each of James Partnership and John Partnership, in accordance with their respective Percentage Interests, the amount of Adjusted Purchase Price for all of their Shares, less the Three Million Dollar ($3,000,000) Stock Payment to each and shall deliver to James Partnership and John Partnership, Purchaser's Common Stock having an agreed value of Thirteen and 12/100 Dollars ($13.12) per share (such per share purchase price shall be subject to adjustment because of stock splits or other recapitalization actions, if any) in the aggregate amount of Three Million Dollars ($3,000,000) each. Such shares shall be restricted, shall not be registered under the Securities Act or any state securities laws and shall bear an appropriate registration legend. Further, the parties hereto shall deliver to each other the documents required under this Agreement to be delivered at the Closing.

                                    ARTICLE X

                           TERMINATION AND ABANDONMENT

      Section 10.1 METHODS OF TERMINATION. This Agreement may be terminated and the transactions herein contemplated may be abandoned at any time:

            (a) MUTUAL CONSENT. By mutual written consent of the Purchaser and the Sellers.

            (b) SELLERS' FAILURE TO PERFORM. By the Purchaser if as of the Closing Date any of the conditions specified in Article VII hereof have not been satisfied (and remain so unsatisfied for more than ten (10) days after the Purchaser has notified the Sellers in writing thereof) or if any of the Sellers or the Company are otherwise in default in any Material respect under this Agreement (and remains in default for more than ten (10) days after the Purchaser has notified the Sellers in writing of such default) or if at any time prior to the Closing Date it becomes apparent to the Purchaser (on reasonable grounds) that any of the Sellers or the Company will be unable to satisfy one or more of the representations and warranties in Article II hereof or one or more of the covenants or agreements in Articles IV, VI or VII hereof,

            (c) PURCHASER'S FAILURE TO PERFORM. By the Sellers if as of the Closing Date any of the conditions specified in Article VIII hereof have not been satisfied (and remain so unsatisfied for more than ten (10) days after the Sellers have notified the Purchaser in writing thereof) or if the Purchaser is otherwise in default in any Material respect under this Agreement (and remains in default for more than ten (10) days after the Sellers have notified the Purchaser in writing of such default) or if at any time prior to the Closing Date it becomes apparent to the Sellers (on reasonable grounds) that the Purchaser will be unable to satisfy one or more of its representations and warranties in Article III hereof or one or more of the covenants or agreements in Articles V, VI or VIII hereof.

            (d) FAILURE TO CLOSE BY DECEMBER 31, 2000. By either party in the event the Closing has not occurred by December 31, 2000, unless such failure to close shall be due to a breach of this Agreement by the party seeking to terminate the Agreement, or such failure to close shall be due to the nonreceipt of approval from the FCC and/or the IPUC, which approval has been diligently sought, in which last case this date shall be extended for one hundred twenty
(120) days automatically.

            (e) MATERIAL ADVERSE CHANGE. By the Purchaser if a Material Adverse Change shall be shown or indicated (in the sole discretion of the Purchaser) in any of the Unaudited Financial Statements delivered after the date hereof or in the December 31, 1999 Financial Statements or otherwise with respect to any of the conditions to Closing set forth in Section 7.3 hereof, and written notice of termination of this Agreement shall have been given by the Purchaser within thirty (30) business days of the Purchaser's receipt of such Unaudited Financial Statements or December 31, 1999 Financial Statements or the Purchaser's discovery of such Material Adverse Changes.

            (f) REMEDIES. In the event of any failure to perform as described in this Section 10.1, the nonbreaching party shall have such remedies for breach of contract as are allowed by law in addition to or in substitution of the right of termination.

      Section 10.2 PROCEDURE UPON TERMINATION. If this Agreement is terminated as provided herein:

            (a) RETURN OF RECORDS. Each party shall as promptly as practicable redeliver to the party furnishing the same, all data, information and other written material (including all copies thereof) of any other party relating to the transactions contemplated hereby, whether obtained before or after the execution hereof.

            (b) CONFIDENTIALITY. All information received by any party hereto with respect to the business of any other party (other than information which is a matter of public knowledge or which has heretofore been or is hereafter published in any publication for public distribution or filed as public information with any governmental authority) shall not at any time be used by such party, or disclosed to third parties.


                                   ARTICLE XI

                       SURVIVAL OF TERMS; INDEMNIFICATION

      Section 11.1 SURVIVAL; LIMITATIONS. All of the terms and conditions of this Agreement, together with the representations, warranties and covenants contained herein or in any instrument or document delivered or to be delivered pursuant to this Agreement and the agreements of the parties to indemnify each other as set forth in this Article XI shall survive the execution of this Agreement and the Closing Date notwithstanding any investigation heretofore or hereafter made by or on behalf of any party hereto and shall continue for, and all claims with respect thereto shall be made prior to the end of one (1) year from the Closing Date (the "Indemnification Period"); provided, however, that with respect to the representations set forth in Sections 2.7 and 2.8 hereof, the Indemnification Period shall survive in perpetuity, and provided further that with respect to any income tax liability of Fremont, Fretel or any of their subsidiaries or Affiliates attributable to any activities or transactions occurring by any of them on or prior to the Closing Date, the agreement of the Sellers to indemnify the Purchaser and its Affiliates shall survive until the expiration of the applicable statute of limitations prescribed by Section 6501 of the IRC, as such statutes of limitations may have been or be extended by agreement from time to time, and shall apply with respect to any claims arising prior to such expiration date. Additionally, notwithstanding anything in this Agreement to the contrary, the liability of the Sellers (jointly and severally) to indemnify the Purchaser under this Article XI, and the liability of the Purchaser to indemnify the Sellers under this Article XI, shall be limited in the aggregate to the amount of the Adjusted Purchase Price.

      Section 11.2 INDEMNIFICATION BY THE SELLERS. After the Closing Date, subject to the limitations set forth in Sections 11.1 and 11.7 hereof, the Purchaser and its Affiliates (including, without limitation, Fremont and Fretel) and their respective officers, directors, employees, shareholders, representatives and agents shall be indemnified and held harmless jointly and severally by the Sellers, their respective heirs, successors, representatives and assigns, against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

            (a) MISREPRESENTATION OR BREACH. Any misrepresentation or breach of warranty of any of the Sellers or the Company, or nonfulfillment of any obligation on the part of the Company (to be performed on or prior to the Closing) or any of the Sellers under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement, Financial Statement, Unaudited Financial Statement, or instrument delivered by or on behalf of the Sellers or the Company hereunder.

            (b) TAXES. All Taxes of the Sellers, of Fremont, Fretel or any of their subsidiaries or Affiliates or with respect to their investments, including but not limited to any and all investments sold or otherwise disposed of prior to the Closing Date, to any period prior to or on the Closing Date.

            (c) OTHER CLAIMS. Any Claim of a third party arising out of the business or operations of the Company prior to or on the Closing Date (including, but not limited to, any Claim, fine or penalty arising because of the alleged timely nonrenewal of or the loss of Radio License WAX76) or any Claim relating to the Excluded Liabilities or Excluded Assets either prior to or after the Closing Date, or any Claim resulting from or arising out of the ownership, management or use of the Shares and/or the business of the Company prior to or on the Closing Date.

            (d) RELATED EXPENSES. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any such indemnified Claim.

      Section 11.3 INDEMNIFICATION BY THE PURCHASER. After the Closing, subject to the limitations set forth in Sections 11.1 and 11.7 hereof, the Sellers and their respective heirs, successors, representatives and assigns shall be indemnified and held harmless by the Purchaser against and in respect of any and all damage, loss, liability, cost or expense (including, unless otherwise provided herein, the reasonable fees and expenses of counsel and any Tax liability resulting from any indemnity payment made hereunder) resulting from, or in respect of, any of the following:

            (a) MISREPRESENTATION OR BREACH. Any misrepresentation or breach of warranty of the Purchaser, or nonfulfillment of any obligation on the part of the Company (to be performed after the Closing) or the Purchaser under this Agreement, or contained in any Schedule or Exhibit to this Agreement or from any misrepresentation in or omission from any certificate, Schedule, Exhibit, related agreement or instrument delivered by or on behalf of the Purchaser hereunder.

            (b) TAXES. All Taxes of the Purchaser or of the Company attributable to any period after the Closing Date.

            (c) OTHER CLAIMS. Any Claim of a third party arising out of the business or operations of the Company after the Closing Date, or any Claim resulting from or arising out of the ownership, management or use of the Shares and/or the Business of the Company after the Closing Date.
            (d) RELATED EXPENSES. All expenses and costs, including but not limited to legal fees, reasonably paid or incurred in connection with any such indemnified Claim.

      Section 11.4 THIRD PARTY CLAIMS.

            (a) GENERALLY. Except as otherwise provided in this Agreement, the following procedures shall be applicable with respect to indemnification for third party Claims. Promptly after receipt by the party seeking indemnification hereunder (hereinafter referred to as the "Indemnitee") of notice of the commencement of any action or the assertion of any Claim, liability or obligation by a third party (whether by legal process or otherwise), against which Claim, liability or obligation another party to this Agreement (hereinafter the "Indemnitor") is, or may be, required under this Agreement to indemnify such Indemnitee, the Indemnitee shall, if a claim thereon is to be, or may be, made against the Indemnitor, immediately notify the Indemnitor in writing of the commencement or assertion thereof and give the Indemnitor a copy of such Claim or process and all legal pleadings. The Indemnitee's failure to give timely notice as required by this Section 11.4(a) shall not serve to eliminate or limit the Indemnitor's obligation to indemnify the Indemnitee unless such failure prejudices the rights of the Indemnitor, and then only to the extent of such prejudice. Moreover, the Indemnitee shall have the right to take any actions or steps it deems reasonable to avoid the occurrence of any prejudice to the rights of the Indemnitee. The Indemnitor shall have the right to assume the defense of such action with counsel of reputable standing unless with respect to such action (A) injunctive or equitable remedies have been sought therein in respect of the Indemnitee or its business or (B) such action is for an alleged amount of less than Ten Thousand Dollars ($10,000.00); PROVIDED, that the Indemnitee and counsel to the Indemnitee shall have the right to participate in the defense of any and all Claims pursuant to the provisions of Section 11.4(b) hereof. The Indemnitor and the Indemnitee shall reasonably cooperate in the defense of such Claims. If the Indemnitee shall be required by judgment or a settlement agreement to pay any amount in respect of any obligation or liability against which the Indemnitor has agreed to indemnify the Indemnitee under this Agreement, the Indemnitor shall immediately pay such amount to the Indemnitee in order to enable the Indemnitee to make such payment, and otherwise shall promptly reimburse the Indemnitee in an amount equal to the amount of such payment, in either case, plus all reasonable out-of-pocket expenses (including legal fees and expenses) incurred by such Indemnitee at the specific request of the Indemnitor, as provided above, or as otherwise authorized by Section 11.4(b) hereof, in connection with such obligation or liability subject to this Article
XI. No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim. In the event that the Indemnitor does not accept the defense of any matter for which it is entitled to assume such defense as provided in this Section 11.4(a), the Indemnitee shall have the full right to defend against any such Claim and shall be entitled to settle or agree to pay in full such Claim in its sole discretion. With respect to any matter as to which the Indemnitor is not entitled to assume the defense pursuant to the terms of this Section 11.4(a), the Indemnitee shall not enter into any settlement for which an indemnification Claim will be made hereunder without the approval of the Indemnitor, which shall not be unreasonably withheld.

            (b) COUNSEL. An Indemnitee shall have the right to employ its own counsel, but the fees and expenses of such counsel shall be at the expense of the Indemnitee, unless (i) the employment of such counsel shall have been authorized in writing by the Indemnitor in connection with the defense of such Claim (such authorization not to be unreasonably withheld or delayed) and the

Indemnitor has agreed in writing to pay such fees and expenses, or (ii) the Indemnitor shall not have employed counsel in the defense of such Claim (which counsel may be in-house counsel unless and until a lawsuit has been commenced). In either of which events, such fees and expenses of not more than one additional counsel for the Indemnitee shall be borne by the Indemnitor.

      Section 11.5 OTHER CLAIMS.

            (a) In the event an Indemnitee should have a claim under this
Article XI against an Indemnitor that does not involve a third party Claim, the Indemnitee shall promptly give notice (the "Indemnitee Notice") and the details thereof, including copies of all relevant information and documents, to the Indemnitor within a period of thirty (30) days following the discovery of the claim by the Indemnitee (the "Claim Notice Period"). The failure by any Indemnitee to give the Indemnitee Notice within the Claim Notice Period shall not impair the Indemnitee's rights hereunder except to the extent that the Indemnitor demonstrates that it has been prejudiced thereby. The Indemnitor will notify the Indemnitee within a period of twenty (20) days after the receipt of the Indemnitee Notice by the Indemnitor (the "Indemnity Response Period") whether the Indemnitor disputes its liability to the Indemnitee under this
Article XI with respect to such Claim. If the Indemnitor notifies the Indemnitee that it does not dispute the Claim described in such Indemnitee Notice or fails to notify the Indemnitee within the Indemnity Response Period whether the Indemnitor disputes the claim described in such Indemnitee Notice, the actual damages as finally determined will be conclusively deemed to be a liability of the Indemnitor under this Article XI and the Indemnitor shall pay the amount of such damages to the Indemnitee on demand. If the Indemnitor notifies the Indemnitee within the Indemnity Response Period that the Indemnitor disputes its liability with respect to such Claim, the Indemnitor and the Indemnitee will proceed in good faith to negotiate a resolution of such dispute, and if not resolved through negotiations within a period of thirty (30) days from the date of such notice or such longer period as may be agreed to by the parties in writing, such dispute shall be resolved by arbitration in accordance with
Section 11.5(b) hereof.

            (b) Any dispute required to be submitted to arbitration pursuant to this Section 11.5 shall be finally and conclusively determined in accordance with the Commercial Arbitration Rules of the American Arbitration Association (the "Rules of Arbitration") then in effect by the decision of three (3) arbitrators (the "Board of Arbitration") selected in accordance with the Rules of

Arbitration. The Board of Arbitration shall meet at a location in Idaho mutually convenient and agreeable to the parties hereto and shall render a decision in writing (concurred in by a majority of the members of the Board of Arbitration) with respect to and stating the amount, if any, which the Indemnitor is required to pay to the Indemnitee in respect of the claim made by the Indemnitee. The decision of the Board of Arbitration shall be rendered as soon as practical following commencement of proceedings with respect thereto. The Board of Arbitration shall cause its written decision to be delivered to the Indemnitee and the Indemnitor. Any decision made by the Board of Arbitration shall be final, binding and conclusive on the Indemnitee and the Indemnitor and entitled to be enforced to the fullest extent permitted by law and entered in any court of competent jurisdiction.

            The parties hereto hereby consent to the jurisdiction of the foregoing Board of Arbitration and to the jurisdiction of any local, state or Federal court located in the State of Idaho for the purpose of enforcing the decision or award of the Board of Arbitration or otherwise. The parties hereto agree that all service of process may be made on any such party by personal delivery or by registered or certified mail addressed to the appropriate party at the address for such party set forth in this Agreement.

            All fees, costs and expenses of the prevailing party in any arbitration, including, but not limited to, attorneys' fees, shall be paid by the losing party and shall be awarded to the prevailing party as part of the decision of the Board of Arbitration. For purposes hereof, a "Prevailing Party" shall mean the party which substantially prevails in its position in arbitration. Each and every arbitration proceeding commenced pursuant to this
Section 11.5(b) shall be consolidated with any arbitration proceedings simultaneously or previously commenced (but not concluded) under this Section 11.5(b).

      Section 11.6 CONTINUED LIABILITY FOR INDEMNITY CLAIMS. The liability of any Indemnitor hereunder with respect to Claims hereunder shall continue for so long as any Claims for indemnification may be made hereunder pursuant to this
Article XI and, with respect to any such indemnification Claims duly and timely made, thereafter until the Indemnitor's liability therefore is finally determined and satisfied.

      Section 11.7 BASKET AMOUNT.

            (a) INDEMNIFICATION BY THE SELLERS. Notwithstanding anything to the contrary herein, Sellers will have no liability (for indemnification or otherwise) with respect to the matters described in Section 11.2 of this Agreement until the total of all damages suffered by the Purchaser and/or its Affiliates exceeds Two Hundred Fifty Thousand Dollars ($250,000.00)(the "Basket Amount"), and then only for the amount by which such damages exceed the Basket Amount.

            (b) INDEMNIFICATION BY THE PURCHASER. Further, notwithstanding anything to the contrary herein, Purchaser will have no liability (for indemnification or otherwise) with respect to the matters described in Section
11.3 of this Agreement (other than the nonfulfillment, in whole or in part, of any obligation on the part of the Purchaser under this Agreement which relates to the payment of the Adjusted Purchase Price) until the total of all damages suffered by the Sellers and/or their Affiliates exceeds the Basket Amount and then only for the amount by which such damages exceed the Basket Amount.

            (c) AGGREGATION. Notwithstanding the foregoing, to the extent indemnification is sought under Sections 11.2 or 11.3 of this Agreement, any and all misrepresentations or breaches or nonfulfillments or damages shall be aggregated for purposes of determining if the Basket Amount has been met. By way of example, and not by way of limitation, if Sellers shall have failed to perform six obligations of the type referred to in Section 2.12(b) hereof, each causing damages of $45,000, then payment in the amount of $20,000 shall be made to Purchaser as provided herein (representing the excess of such damages over the Basket Amount of $250,000).

                                   ARTICLE XII

                               GENERAL PROVISIONS

      Section 12.1 AMENDMENT AND MODIFICATION. Subject to applicable Regulations, this Agreement may be amended, modified and supplemented at any time with respect to any of the terms contained herein, by a written agreement signed by all of the parties hereto.

      Section 12.2 WAIVER. The failure of any party hereto to comply with any obligation, covenant, agreement or condition herein may be waived in writing by the other parties hereto, but such waiver shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. Whenever this Agreement requires or permits consent by or on behalf of any party hereto, such consent shall be given in writing.

      Section 12.3 CERTAIN DEFINITIONS.

      "Adjusted Purchase Price" shall have the meaning ascribed to such term in
Section 1.2 hereof.

      "Affiliate" shall mean, with regard to any Person, any Person which, directly or indirectly, controls, is controlled by, or is under common control with, such Person and, with respect to any Person who is an individual, the spouse, ancestors and descendants (lineal or by marriage) thereof. "Control" (including, with correlative meaning, the terms "controlled by" and "under common control with"), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by Contract or otherwise.

      "Agreement" shall have the meaning ascribed to such term in the preamble hereof.

      "Authority" shall mean any governmental authority, including, without limitation, the FCC and the IPUC and all municipalities in which Fremont, Fretel and/or any of their subsidiaries or Affiliates engage in business, and any other governmental, regulatory or administrative body, agency, commission, board of arbitrators, or any court or judicial authority, whether Federal, state, local or foreign.

      "Business Day" shall mean any day that is not a Saturday or Sunday and that in St. Anthony, Idaho, or Charlotte, North Carolina, is not a day on which banking institutions are generally authorized or obligated by Regulation to close.

      "CERCLA" shall have the meaning ascribed to such term in Section 2.21(c) hereof.

      "CERCLIS" shall have the meaning ascribed to such term in Section 2.21(c) hereof.

      "Claim" shall mean any action, written claim, complaint, lawsuit, written demand, suit, notice of a violation, litigation, proceeding, arbitration or other dispute noticed in writing, or otherwise, whether civil, criminal, administrative or otherwise, by any Authority or other Person.

      "Closing" shall have the meaning ascribed to such term in Section 9.1 hereof.

      "Closing Date" shall have the meaning ascribed to such term in Section 9.1 hereof.

      "Closing Balance Sheet" shall have the meaning ascribed to such term in
Section 1.3 hereof.

      "Company" shall have the meaning ascribed to such term in the preamble hereof, but with respect to all representations, warranties, covenants and agreements contained herein or in any Exhibit or Schedule hereto shall mean Fremont, Fretel and all of their subsidiaries and Affiliates.

      "Contract" shall mean any agreement, contract, commitment, instrument or other binding arrangement or understanding, whether written or oral.

      "Environmental Law" shall mean any Regulation or Order, including, but not limited to, any term or condition included in a validly issued Permit to construct or operate a facility subject to any Regulation or Order, which relates to or otherwise imposes liability or standards of conduct concerning environmental matters, mining or reclamation of mined land, discharges, emissions, releases or threatened releases of noises, odors or any pollutants, contaminants or hazardous or toxic wastes, substances or Materials, whether as matter or energy, into ambient air, water or land or otherwise relating to the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of pollutants, contaminants or hazardous wastes, substances or Materials, including (but not limited to) CERCLA, the Superfund Amendments and Reauthorization Act of 1986, as amended, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act of 1976, as amended, the Federal Water Pollution Control Act Amendments of 1972, the Clean Water Act of 1977, as amended, any so-called "superlien" law and any other similar Regulation by any Authority in effect on or before the Closing Date.

      "Environmental Permit" shall mean a Permit relating to or required by any Environmental Law.

      "ERISA" shall have the meaning ascribed to such term in
Section 2.19 hereof.

      "ERISA Plans" shall have the meaning ascribed to such term in Section 2.19 hereof.

      "FCC" shall mean the Federal Communications Commission.

      "Financial Statements" shall have the meaning ascribed to such term in
Section 2.9 hereof.

      "Fremont Total Long Term Debt" shall mean the sum of Fremont's long term debt and current maturities of long term debt as shown on Fremont's December 31, 1999 balance sheet.

      "GAAP" shall mean United States generally accepted accounting principles, consistently applied, as in existence at the date hereof and/or at the Closing Date.

      "Hazardous Materials" shall have the meaning ascribed to such term in
Section 2.21(a) hereof.

      "Improvements" shall have the meaning ascribed to such term in Section 2.14(c) hereof.

      "Indemnitee" shall have the meaning ascribed to such term in Section 11.4(a) hereof.

      "Indemnitor" shall have the meaning ascribed to such term in Section 11.4(a) hereof.

      "IPUC" shall mean the Idaho Public Utilities Commission.

      "IRC" or the "Code" means the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder.

      "IRS" means the Internal Revenue Service.

      "Lien" shall mean any security interest, lien, mortgage, pledge, hypothecation, encumbrance, claim, easement, restriction (on transfer or otherwise) or interest of another Person of any kind or nature.

      "Material" shall mean any act or action or failure to act or failure to comply with any law, Regulation, Order or Contract or any misrepresentation or omission which has, or could reasonably be expected to have, an impact on the Company's earnings before taxes, interest, depreciation and amortization and/or damages or potential damages of Fifty Thousand Dollars ($50,000) or more in any one (1) calendar year.

      "Material Adverse Change" shall mean any developments or changes which would have a Material Adverse Effect.

      "Material Adverse Effect" shall mean, with respect to any Person, any circumstances, state of facts or matters which could reasonably be expected, either individually or in conjunction with any other circumstance, state of facts or matter, to have a Material adverse effect in respect of such Person's business, business prospects, properties, assets, regulatory climate, condition (financial or otherwise) or results of operations.

      "Order" shall mean any judgment, decree (consent or otherwise), order, injunction (preliminary or permanent), stipulation, ruling, decree or consent of or by an Authority.

      "PCB" shall mean polychlorinated biphenyls.

      "Percentage Interests" shall mean the percentage interests shown on
Schedule 2.7 hereto relative to all Sellers.

      "Permits" shall have the meaning ascribed to such term in Section 2.26 hereof.

      "Permitted Liens" shall mean (i) statutory Liens for Taxes not yet due and payable, (ii) such imperfections or irregularities of title, liens, easements, charges or encumbrances as do not interfere with the present use of the properties or assets subject thereto or affected thereby, do not otherwise impair present business operations at such properties, or do not have a Material Adverse Effect on the value of such properties and assets and (iii) Liens existing at the Closing Date with respect to the Fremont Total Long Term Debt, but only to the extent such Liens are fully disclosed on Schedule 2.14(a) hereto.

      "Person" shall mean any corporation, partnership, joint venture, organization, entity, Authority or natural person, together with any and all heirs, successors, representatives and assigns thereof.

      "Pension Benefit Plan" shall have the meaning ascribed to such term in
Section 2.19 hereof.

      "Proprietary Rights" shall mean all (i) patents, patent applications, patent disclosures and all related continuation, continuation-in-part, divisional, reissue, reexamination, utility, model, certificate of invention and design patents, registrations and applications for registrations, (ii) trademarks, service marks, logos, trade names and corporate names and registrations and applications for registration thereof and (iii) copyrights and registrations and applications for registration thereof.

      "Purchaser" shall have the meaning ascribed to such term in the preamble hereof.

      "Purchaser's Common Stock" shall mean Class A Common Stock of MJD Communications, Inc., a Delaware corporation, parent corporation of the Purchaser.

      "Regulation" shall mean any law, statute, regulation, ordinance, requirement, rule, executive order or binding action of or by an Authority.

      "Release" shall have the meaning ascribed to such term in Section 9601(22) of Title 42 of the United States Code.

      "Securities" shall have the meaning ascribed to such term in Section 2.28(a) hereof.

      "Seller" or "Sellers" shall have the meaning ascribed to such term in the preamble hereof.

      "Shares" shall have the meaning ascribed to such term in the recitals hereof.

      "Tax Returns" shall have the meaning ascribed to such term in Section 2.16(a) hereof.

      "Tax" or "Taxes" means any income, gross receipt, net proceeds, alternative or add-on minimum, AD VALOREM, value added, estimated, turnover, sales, use, property, personal property (tangible and intangible), stamp, leasing, lease, user, excise, duty, franchise, transfer, license, withholding, payroll, employment, foreign, fuel, excess profits, occupational and interest equalization, windfall profits, severance and other taxes, charges, fees, levies or other assessments of any kind whatsoever (including interest, penalties, fines and additions thereto) imposed by any taxing Authority, Federal, state, local or foreign.

      "Unaudited Financial Statements" shall have the meaning ascribed to such term in Section 2.9 hereof.

      "Welfare Benefit Plan" shall have the meaning ascribed to such term in
Section 2.19 hereof.

      Section 12.4 NOTICES. All notices, claims, requests, demands or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given when delivered by hand, by first class certified mail, return receipt requested, with postage paid, or by receipted overnight courier service to the intended recipient at the address specified below or at such other address as shall be designated by such party in any notice to the other parties.


NOTICES TO PURCHASER:                     WITH A COPY TO:

MJD Ventures, Inc.                        Underwood Kinsey Warren &
521 East Morehead Street                    Tucker, P.A.
Suite 250                                 201 S. College Street
Charlotte, NC   28202                     Suite 2020
ATTN:  Eugene B. Johnson, Vice            Charlotte, NC   28244-2020
Chairman and Executive Vice               ATTN:  Shirley J. Linn, Esq.
President                                 (704) 333-1200  (Phone)
(704) 344-8150  (Phone)                   (704) 377-9630  (Fax)
(704) 344-8121  (Fax)                     sjl@ukwt.com    (E-Mail)
gene.johnson@mjd.com(E-Mail)

Notices to the
COMPANY AND TO THE SELLERS                WITH A COPY TO:

Mr. John W. Bauchman                      Givens Pursley LLP
                                          277 N. 6th Street
1901 N. Rancho Drive                      Boise, ID 83702
Las Vegas, NV 89106                       Attn: Conley Ward, Esq.
(702) 204-0012  (Phone)                   (208) 388-1200 (Phone)
(702) 648-1182  (Fax)                     (208) 388-1300 (Fax)
johnbOl@aol.com                           cew@givenspursley.com

Mr. James Bauchman
c/o Fremont Telcom Co.
110 E. Main
St. Anthony, ID 83445

      Section 12.5 ASSIGNMENT. This Agreement and all of the provisions hereof shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns, but neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties hereto; PROVIDED, that the Purchaser may, without the prior written consent of the Sellers or any other party hereto, assign its rights and obligations hereunder and under any other Contracts or documents executed or delivered in connection herewith to (i) an Affiliate of the Purchaser, including but not limited to MJD Communications, Inc. or MJD Services Corp., or (ii) its lenders as collateral in connection with the financing of the transactions contemplated hereby. No such assignment shall relieve the assignor of such assignor's liability for any and all continuing obligations hereunder, however.

      Section 12.6 GOVERNING LAW. This Agreement shall be governed by the laws of the State of Idaho, without regard to its principles of conflict of laws.

      Section 12.7 COUNTERPARTS. This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

      Section 12.8 HEADINGS. The Article and Section headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

      Section 12.9 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding of the parties hereto with regard to the subject matter hereof and supersedes all prior agreements, representations, warranties, promises, covenants, arrangements and understandings, oral or written, express or implied, among the parties with respect to such subject matter. There are no agreements, representations, warranties, promises, covenants, arrangements or understandings among the parties with respect to such subject matter other than those expressly set forth or referred to herein.

      Section 12.10 NO BENEFIT. This Agreement shall not be construed so as to confer any right or benefit upon any Person other than the signatories to this Agreement and each of their respective successors and permitted assigns.

      Section 12.11 DELAYS OR OMISSIONS. No delay or omission to exercise any right, power or remedy accruing to any party hereto upon any breach or default of another party hereto under this Agreement shall impair any such right, power or remedy of such party nor shall it be construed to be a waiver of any such breach or default or an acquiescence therein or of or in any similar breach or default thereafter occurring. All remedies, whether under this Agreement, by Regulation or otherwise, afforded to any party shall be cumulative and not alternative.

      Section 12.12 SEVERABILITY. Unless otherwise provided herein, if any provision of this Agreement shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

      Section 12.13 EXPENSES. Each of the parties hereto shall bear its own expenses, including, without limitation, legal fees, taxes and expenses, with respect to this Agreement and the transactions contemplated hereby (which, with respect to such expenses incurred by or on behalf of the Sellers or the Company, shall be paid by the Sellers and not by the Company). Notwithstanding the foregoing, in the event a breach of Section 6.4 hereof occurs and the transactions contemplated hereby are not consummated, the Sellers shall pay to the Purchaser the Purchaser's out-of-pocket fees, including, without limitation, legal fees and expenses, incurred in connection with the transactions contemplated hereby. Additionally, notwithstanding the foregoing, (A) with respect to any Hart-Scott-Rodino filing necessitated by the transactions contemplated herein, (1) the Purchaser shall pay any and all applicable filing fees, and (2) each of the parties shall bear its own fees and expenses otherwise incurred in connection with the preparation of such filing, and (B) with respect to compliance with any notice and/or approval requirements of the FCC and/or the IPUC necessitated by the transactions contemplated herein, any and all legal fees, filing fees and expenses of regulatory counsel incurred in connection therewith shall be paid one-half (1/2) by the Purchaser and one-half (1/2) by the Sellers (collectively).

      Section 12.14 TIME OF THE ESSENCE. Time is strictly of the essence with respect to the provisions of this Agreement.

      Section 12.15 INJUNCTIVE RELIEF. The parties hereby agree that any remedy at law for any breach of the provisions of this Agreement shall be inadequate and that the nonbreaching party shall be entitled to injunctive relief in addition to any other remedy which such nonbreaching party might have at law or in equity.

                 [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

      IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                               MJD VENTURES, INC.


                               /s/ Eugene B. Johnshon
                               ----------------------------------------
                               By: Eugene B. Johnson
                                   ------------------------------------
                               Title: Executive Vice President
                                      ---------------------------------


                               FREMONT TELCOM CO.


                               /s/ James Bauchman
                               ----------------------------------------
                               By: James Bauchman
                                   ------------------------------------
                               Title: President
                                      ----------------------------


                               FRETEL COMMUNICATIONS, LLC


                               /s/ John W. Bauchman
                               ----------------------------------------
                               By: John W. Bauchman
                                   ------------------------------------
                               Title: Manager
                                      ----------------------------


                               JAMES AND SUSAN BAUCHMAN LIMITED
                                 PARTNERSHIP


                               /s/ James Bauchman
                               ----------------------------------------
                               By: James Bauchman
                                   ------------------------------------
                               Title: General Partner
                                      ---------------------------------



                               JOHN W. BAUCHMAN FAMILY LIMITED
                                 PARTNERSHIP

                               /s/ James Bauchman
                               ----------------------------------------
                               By: James Bauchman
                                   ------------------------------------
                               Title: Genral Partner
                                      ---------------------------------

                               /s/ John Robbins               (SEAL)
                               ----------------------------------------
                               John Robbins


                               SCOTT M. AND MARY ALICE NIELSON
                               LIVING TRUST 1996

                               /s/ Scott M. Nielson
                               ----------------------------------------
                               By: Scott M. Nielson
                                   ------------------------------------
                               Title: Trustee
                                      ---------------------------------


                               /s/ David Kingston             (SEAL)
                               ----------------------------------------
                               David Kingston


                               PETER C. SPAETH TRUST U/T/A dated
                               September 25, 1997

                               /s/ Peter C. Spaeth
                               ----------------------------------------
                               By: Peter C. Spaeth
                                   ------------------------------------
                               Title: Trustee
                                      ---------------------------------


                               BAUCHMAN FAMILY LIMITED PARTNERSHIP

                               /s/Bachman Family Limited Partnership
                               ----------------------------------------
                               By: Robert W. Bauchman
                                   ------------------------------------
                               Title: General Partner
                                      ---------------------------------


                               GUARDIAN LIMITED PARTNERSHIP NO. 1


                               /s/ illegible, V.P.
                               ----------------------------------------
                               By: Bail Enterprises, Inc.
                                  -------------------------------------
                               Title: General Partner
                                     ----------------------------------


                               WAGNER TELECOMMUNICATIONS, INC.

                               /s/ Douglas J. Wagner
                               ----------------------------------------
                               By: Douglas J. Wagner
                                   ------------------------------------
                               Title: President
                                      ---------------------------------


                               COLD SPRINGS VENTURES, LLC

                               /s/ James Strathmeyer
                               ----------------------------------------
                               By: James Strathmeyer
                                   ------------------------------------
                               Title: President and Manager
                                      ---------------------------------

                                   Exhibit 7.7

                           Opinion of Sellers' Counsel

      (attached)

                        [LETTERHEAD OF SELLERS' COUNSEL]





                              _____________, 2000




MJD Ventures, Inc.
521 East Morehead Street
Suite 250
Charlotte, NC   28202

[Lenders to be determined.]

--------------------------------
--------------------------------
--------------------------------

      Re:   Fremont Telcom Co. and Fretel Communications, LLC

Ladies and Gentlemen:

      We have served as counsel to Fremont Telcom Co., an Idaho corporation ("Fremont"), and Fretel Communications, LLC, an Idaho limited liability company ("Fretel"), and as special counsel to the shareholders of Fremont and the members of Fretel listed on Schedules 2.5 and 2.7 to the Stock Purchase Agreement (such shareholders are collectively referred to herein as the "Shareholders" and such members are collectively referred to as the "Members", each a trust, limited partnership, or resident of the state of Idaho, Nevada, North Carolina or Colorado, as the case may be), in connection with the preparation, execution and delivery of the Stock Purchase Agreement dated as of April 21, 2000 among MJD Ventures, Inc. ("MJD"), Fremont, Fretel, the Shareholders and the Members, relating to the purchase of all of the shares of capital stock of Fremont owned by the Shareholders and the purchase of all of the membership interests of Fretel owned by the Members (such Stock Purchase Agreement, together with all Schedules thereto and all Exhibits thereto referred to collectively hereinafter as the "Agreement"). This opinion is delivered to you pursuant to Section 7.7 of the Agreement. All capitalized terms used herein have the meaning assigned to them in the Agreement except as otherwise provided herein.

      Our representation of the Shareholders and Members is limited to representation relating to the Agreement and the sale, execution and delivery of the Shareholders' respective shares in Fremont and the Members' respective membership interests in Fretel. For those Shareholders and Members identified on Exhibit A hereto (collectively, the "Independently Represented Shareholders"), we have, with your consent, relied on the opinions (copies attached hereto) of their regular counsel as to certain matters which are expressed in such opinions. With respect to matters relating to the Federal Communications opinion we have, with your consent, relied on the opinions (copy attached hereto) of Kraskin Lesse & Cosson LLP ("FCC Counsel") as to certain matters expressed in such opinion.

      In connection with the opinions expressed below, we have examined and are familiar with originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records and other writings of Fremont and Fretel, certificates of public officials or officers of Fremont and Fretel, and such other documents and writings as were deemed necessary or appropriate for the opinions hereinafter expressed.

The documents, records and writings examined by us include, without way of limitation:

With respect to Fremont, its:

      a. Articles of Incorporation and all amendments thereto, as certified by the Idaho Secretary of State;

      b. Bylaws and all amendments thereto, as certified by Fremont's Secretary;

      c. Records of actions taken with or without meeting by the Shareholders and/or Directors of Fremont, to the extent contained in Fremont's minute books or otherwise prepared by or delivered to us; and

      d. Share transfer ledger and stock records, including any and all canceled certificates, stock powers, lost certificate affidavits, all of the certificates representing the Fremont Capital Stock (as hereinafter defined), and any and all transfer waivers and/or consents as are required pursuant to Fremont's Shareholders' Agreement dated November 14, 1996 (as amended from time to time).

2.    With respect to Fretel, its:

      a. Articles of Organization and all amendments thereto, as certified by the Idaho Secretary of State;

      b. Operating Agreement dated December 18, 1998 and all amendments thereto, as certified by Fretel's Managers and Members;

      c. Records of actions taken with or without meeting by the Members and/or Managers of Fretel, to the extent contained in Fretel's record books or otherwise prepared by or delivered to us, which records have been certified to us by such Members and Managers as being true, complete and accurate; and

      d. Such additional written records as we have deemed necessary or appropriate with respect to any and all transfers of Fretel Membership Interests (as hereinafter defined) occurring during the period commencing with Fretel's organization and continuing until the Closing, including, without way of limitation, any and all transfer waivers and/or consents as are be required pursuant to Fretel's Operating Agreement or Articles of Organization, as amended.

      In making such examination and rendering the opinions set forth below, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies, and the authenticity of the originals of such documents and the legal capacity of all natural persons.

      As to facts material to our opinion, we have relied upon the factual representations of Fremont, Fretel, the Shareholders and the Members in the Agreement, certificates from certain state authorities and on those certificates set forth as Exhibit B hereto, and we have no knowledge consistent with such factual representations.

      For purposes of our opinion, we have assumed that the Agreement and all other instruments and documents executed and delivered pursuant thereto have been duly authorized, executed and delivered by all of the parties thereto other than Fremont, Fretel, the Shareholders and the Members.

      In addition, in rendering the opinions set forth herein, we have assumed that the respective opinions of counsel for the Independently Represented Shareholders are accurate as to all matters set forth therein. We have no knowledge to the contrary.

      Whenever a statement herein is qualified by the phrases "known to us" or "to our best knowledge", or similar phrases, it is intended to indicate that during the course of our representation of Fremont and Fretel, and our limited representation of the Shareholders and the Members, and having made inquiry of the Shareholders and the Members and of certain officers and/or managers of Fremont and/or Fretel as to such matters, no information that would give us actual knowledge of the inaccuracy of such statement has come to our attention. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from our representation of Fremont and Fretel and our limited representation of the Shareholders and the Members.

      Based upon the foregoing and subject to further assumptions, limitations and qualifications set forth below, we are of the opinion that:

1. (a) Fremont is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Idaho with full corporate power and authority to carry on the business in which it is presently engaged and to own, lease and operate its properties as now being conducted and to perform its obligations under the Agreement.

      (b) Fretel is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Idaho with full corporate power and authority to carry on the business in which it is presently engaged and to own, lease and operate its properties as now being conducted and to perform its obligations under the Agreement.

2. (a) The execution, delivery and performance of the Agreement have been duly authorized and approved by Fremont's board of directors, Fretel's managers and by the Shareholders and the Members.

      (b) The Agreement is a valid and binding obligation of Fremont, Fretel, the Shareholders and the Members, enforceable in accordance with its terms, subject to limitations and qualifications noted herein.

      (c) All persons who have executed the Agreement on behalf of Fremont have been duly authorized to do so by all necessary action of Fremont and its Shareholders.

      (d) All persons who have executed the Agreement on behalf of Fretel have been duly authorized to do so by all necessary action of Fretel and its managers and the Members.

      (e) All persons who have executed the Agreement on behalf of any Shareholder or any Member which is not an individual have been duly authorized to do so by all necessary action with respect to such Shareholder or Member.

3. (a) The authorized capital stock of Fremont consists of 100,000 shares of no par value common stock, of which 5,155.5 shares are issued and outstanding (the "Fremont Capital Stock").

      (b) Each Shareholder is the record owner of the number of shares of the Fremont Capital Stock reported in the Agreement. Fremont has no other class of stock authorized or issued and outstanding.

      (c) All of the issued and outstanding shares of the Fremont Capital Stock are duly and validly issued and outstanding, are fully paid and nonassessable, were issued in compliance with all state and Federal laws and are held of record and, to the best of our knowledge, held beneficially by the Shareholders, all as more fully set forth on Schedule 2.7 to the Agreement.

      (d) The delivery by the Shareholders to Purchaser at Closing of certificates representing the Fremont Capital Stock will pass record title and, to our best knowledge, good and marketable title to all of the Fremont Capital Stock to Purchaser free and clear of all Liens, encumbrances, claims, restrictions and equities of any kind, other than as disclosed on Schedule 2.7 of the Agreement.

      (e) To our best knowledge, there are no outstanding warrants, options, rights, puts, calls or other commitments of any nature relating to the Fremont Capital Stock, and there are no outstanding securities or debt obligations of Fremont convertible into shares of capital stock of Fremont.

      (f) To our best knowledge, none of the issued and outstanding shares of capital stock of Fremont was issued in violation of preemptive rights or transferred in violation of the provisions of Fremont's Shareholders' Agreement dated November 14, 1996, as amended from time to time.

      (g) No shares of capital stock of Fremont are held of record in the treasury of Fremont.

4.
      (a) Each Member is the record owner of the membership interest of Fretel reported in the Agreement (all of the membership interests in Fretel are collectively referred to herein as (the "Fretel Membership Interests"). Fretel has no other class of membership interest authorized or issued and outstanding.

      (b) All of the Fretel Membership Interests are duly and validly issued and outstanding, are fully paid and nonassessable, were issued in compliance with all state and Federal laws, and are held of record and, to the best of our knowledge, held beneficially by the Members, all as more fully set forth on
Schedule 2.7 to the Agreement.

      (c) The assignment and transfer by the Members to Purchaser at Closing of the Fretel Membership Interests will pass record title and, to our best knowledge, good and marketable title to all of the Fretel Membership Interests to Purchaser free and clear of all Liens, encumbrances, claims, restrictions and equities of any kind, other than as disclosed on Schedule 2.7 of the Agreement.

      (d) To our best knowledge, there are no outstanding warrants, options, rights, puts, calls or other commitments of any nature relating to the Fretel Membership Interests, and there are no outstanding securities or debt obligations of Fretel convertible into membership interests in Fretel.

5. The execution, delivery and performance of the Agreement and the consummation of the transactions contemplated by the Agreement will not:

      (a) violate or result in a breach of or default or acceleration under the Articles of Incorporation, or Bylaws of Fremont, as such have been amended, or, to our best knowledge, any instrument or agreement to which Fremont or the Shareholders are a party or are bound which would have a Material Adverse Effect on Fremont's properties or operations;

      (b) violate or result in a breach of or default or acceleration under the Articles of Organization or Operating Agreement of Fretel, as such have been amended, or, to our best knowledge, any instrument or agreement to which Fretel or the Members are a party or are bound which would have a Material Adverse Effect on Fretel's properties or operations;

      (c) to our best knowledge, violate any judgment, order, injunction, decree or award against or binding upon Fremont or upon the Fremont Capital Stock, or other securities, property or business of Fremont which would have a Material Adverse Effect on Fremont's properties or operations;

      (d) to our best knowledge, violate any judgment, order, injunction, decree or award against or binding upon Fretel or upon the Fretel Membership Interests, or other securities, property or business of Fretel which would have a Material Adverse Effect on Fretel's properties or operations;

      (e) to our best knowledge, result in the creation of any Material lien, charge or encumbrance upon the properties or assets of Fremont or Fretel, or upon the Fremont Capital Stock or the Fretel Membership Interests; or

      (f) violate any law or regulation of any jurisdiction relating to Fremont, Fretel, the Fretel Capital Stock, the Fretel Membership Interests or other securities, property or business of Fremont and Fretel, assuming all required regulatory approvals have been obtained in connection with the transactions contemplated by the Agreement as provided in the Agreement.

6. To our best knowledge, there is no litigation, claim or proceeding, pending or threatened against Fremont, Fretel, the Shareholders, or the Members, or against any of their respective assets or properties, or relating to the ownership of any or all of the Fremont Capital Stock or the Fretel Membership Interests, or which questions the validity or enforceability of the Agreement, or which seeks to prevent, hinder or delay consummation of the Agreement or any of the transactions contemplated thereby.

7. To our best knowledge, there is not pending any threatened or existing claim, unsatisfied judgment, litigation, governmental investigation or proceeding before any court, arbitrator or Federal, state or other governmental commission, board or other agency by or against Fremont, Fretel, the Shareholders or the Members or which would have a Material Adverse Effect on the operations or financial condition of Fremont or Fretel.

8. To our best knowledge, the Shareholders, the Members, Fremont and Fretel have given all notices to and have obtained from all local, state and Federal regulatory authorities any and all approvals, consents, permits and authorizations required in order to consummate the transactions contemplated in the Agreement.

9. Upon completion of the transactions contemplated by the Agreement, no Person, other than the Purchaser, shall have any ownership or other right in and/or to the Fremont Capital Stock, the Fretel Membership Interests or to the capital stock of Fremont or the membership interests of Fretel.

10. With respect to all telephone franchise agreements granted to Fremont and/or Fretel by the Towns of Island Park, Ashton, St. Anthony and Teton, Idaho, and with respect to any other franchise agreements currently in existence or required in connection with Fremont's and/or Fretel's Business as presently conducted, to the extent any such franchise has not been renewed for at least ten (10) years from the date of Closing, such franchise is neither necessary nor required for Fremont's and/or Fretel's Business as presently conducted.

11. Based on the provisions in the James Bauchman Noncompetition Agreement and the John W. Bauchman Noncompetition Agreement (together, the "Noncompetition Agreements") providing that the law of the State of Idaho will govern the enforcement and interpretation of the Noncompetition Agreements, an Idaho court or a federal court sitting in Idaho as the forum state, if properly presented with the question, would apply the internal laws of the State of Idaho as the laws governing the Noncompetition Agreements.

      Our opinions are subject to the following qualifications:

      (a) Our opinions are subject to the effect of bankruptcy, fraudulent conveyance, insolvency, reorganization, arrangement, moratorium and other similar laws;

      (b) Our opinions are subject to limitations imposed by laws and judicial decisions relating to or affecting the rights of creditors or secured creditors generally or general principles of equity (regardless of whether enforcement is considered in proceedings at law or in equity) upon the enforceability of any of the remedies, covenants and other provisions of the Agreement and upon the availability of injunctive relief or other equitable remedies;

      (c) We express no opinion as to the creation or enforceability of security interests or as to the recoverability of attorneys' fees and legal expenses;

      (d) We express no opinion as to the laws or the effect or applicability of the laws of any jurisdiction other than the laws of the United States and the State of Idaho;

      (e) The opinions expressed herein are as of the date hereof, and we undertake no responsibility to advise you of changes occurring after the date of this letter.

      (f) Notwithstanding any provisions in the Agreement to the effect that the Agreement reflects the entire understanding of the parties with respect to the subject matter thereof, the courts of the State of Idaho may consider extrinsic evidence of the circumstances surrounding the entering into of the Agreement to ascertain the intent of the parties in using any ambiguous language employed in the Agreement, and may determine that additional or supplemental terms, not in any way inconsistent with or in contradiction of any of the terms or provisions of the Agreement, can be incorporated into the Agreement.

      (g) Our opinion under 2(b) above is qualified in that the James Bauchman Noncompetition Agreement and the John Bauchman Noncompetition Agreement are enforceable to the extent that a court finds the duration and geographic scope of restrictions on competition contained in the James Bauchman Noncompetition Agreement and the John Bauchman Noncompetition Agreement to be reasonable. Stated differently, if the court finds either the duration or the scope of such Agreements to be unreasonable, such court will nevertheless enforce such agreements but only for a duration the court finds to be reasonable and to an extent (with respect to the scope of restriction) such court finds to be reasonable.

      This opinion is provided to you as a legal opinion only, and not as a guaranty or warranty of the matters discussed herein. The opinions expressed herein are solely for your benefit in connection with the Agreement and, without our express written consent, neither our opinions nor this opinion letter may be assigned, quoted or relied upon for any other purpose. No other person or entity may rely upon or claim reliance upon this opinion, and it is not to be quoted in whole or in part or otherwise referred to by any governmental agency or other person or entity without prior written consent of this firm.

                                Very truly yours,

                    Exhibit A to Opinion of Sellers' Counsel

                     INDEPENDENTLY REPRESENTED SHAREHOLDERS

                    Exhibit B to Opinion of Sellers' Counsel

                  CERTIFICATES REGARDING FACTUAL CERTIFICATIONS

                                   Exhibit 7.8

                       James Bauchman Employment Agreement


                                   (attached)

                                   Exhibit 7.9

                      John W. Bauchman Employment Agreement


                                   (attached)

                                  Exhibit 7.10

                     James Bauchman Noncompetition Agreement


                                   (attached)

                                  Exhibit 7.11


                    John W. Bauchman Noncompetition Agreement


                                   (attached)

                                  Exhibit 7.12



                         Form of Subscription Agreement



                                   (attached)

                                  Exhibit 7.14



                         Form of Stockholders' Agreement



                                   (attached)

                                   Exhibit 8.5


                         Opinion of Purchaser's Counsel


                                   (attached)

                     UNDERWOOD KINSEY WARREN & TUCKER, P.A.
                                ATTORNEYS AT LAW
                      CHARLOTTE PLAZA BUILDING, SUITE 2020
                            201 SOUTH COLLEGE STREET
                      CHARLOTTE, NORTH CAROLINA 28244-2020

RUSSELL M. BLACK
MARGO F. EVANS
RICHARD L. FARLEY
C. RALPH KINSEY, JR.                                       TELEPHONE
SHIRLEY J. LINN                                            704-333-1200
JANEEN R. MILLER
JOHN H. NORTHEY III
FRANCIS M. PINCKNEY III
CARLTON A. SHANNON, JR.                                    FACSIMILE
SUSAN L. SOWELL                                            704-377-9630
ROBERT B. TUCKER, JR.
WILLIAM E. UNDERWOOD, JR.
JOSEPH WARREN III



                         ____________________, 2000





Shareholders of Fremont Telcom Co.
Members of Fretel Communications, LLC
________________________________
________________________________

Ladies and Gentlemen:

      We have acted as counsel to MJD Ventures, Inc., a Delaware corporation ("MJD" or the "Purchaser"), in connection with the purchase by the Purchaser of all of the capital stock of Fremont Telcom Co. ("Fremont") and all of the membership interests of Fretel Communications, LLC ("Fretel") (Fremont and Fretel, collectively with all subsidiaries and Affiliates thereof, the "Company") from all holders thereof (collectively, the "Sellers"), pursuant to a Stock Purchase Agreement entered into as of _______________, 2000 by, between and among the Purchaser, Fremont, Fretel and the Sellers (such Stock Purchase Agreement, together with all Schedules thereto and all Exhibits delivered in connection therewith, referred to collectively hereinafter as the "Agreement").

      This opinion is being delivered to you pursuant to Section 8.5 of the Agreement. Capitalized terms used herein which are not otherwise defined herein shall have the meanings set forth in the Agreement.

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 2


      In connection with this transaction, we have reviewed the Articles of Incorporation and Bylaws (the "Organizational Documents") of the Purchaser, the Agreement and such other instruments and documents as are executed and delivered pursuant to the Agreement, and have examined such other records and information and have conducted such other investigations as we have deemed necessary to render the opinion set forth below. As to facts material to our opinion, we have relied upon the factual representations of the Purchaser in the Agreement, certificates from certain state authorities and on those certificates delivered at Closing.

      We have assumed the conformity of all copies to the originals of all documents reviewed by us, the genuineness of all signatures (other than those of the directors and officers of the Purchaser) and the authenticity of all documents submitted to us (whether originals or copies).

      For the purposes of our opinion, we have assumed that the Agreement and all other instruments and documents executed and delivered pursuant thereto have been duly authorized, executed and delivered by all of the parties thereto other than the Purchaser.

      Whenever a statement herein is qualified by the phrases "known to us" or "to our knowledge", or similar phrases, it is intended to indicate that during the course of our representation of the Purchaser and the transactions contemplated by the Agreement, and having made inquiry of certain officers of the Purchaser as to such matters, no information that would give us actual knowledge of the inaccuracy of such statement has come to our attention. However, we have not undertaken any independent investigation or review to determine the accuracy of any such statement. No inference as to our knowledge of any matters bearing on the accuracy of any such statement should be drawn from our representation of the Purchaser.

      Based upon the foregoing, and subject to the assumptions and qualifications herein set forth, it is our opinion that:

      1. MJD is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware with full corporate power and authority to carry on the business in which it is engaged, to own, lease and operate its properties, and to enter into and to perform its obligations under the Agreement.

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 3


      2. The execution and delivery of the Agreement was duly authorized and approved by the Board of Directors of MJD. The Agreement is a valid and binding obligation of MJD enforceable in accordance with its terms, except that (i) such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights in the event of future bankruptcy, insolvency or reorganization of the Purchaser, and
(ii) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought. All persons who have executed the Agreement on behalf of MJD have been duly authorized to do so by all necessary corporate action.

      3. To our knowledge, MJD has given all notices to and has obtained from all local, state and Federal regulatory authorities any approvals, consents, permits and authorizations required in order to consummate the transactions contemplated in the Agreement.

      The opinions expressed herein are based upon and limited to matters governed by the laws of the State of North Carolina and the State of Delaware, and we express no opinion as to any matter governed by the laws of any other jurisdiction. We are not authorized to practice law in the State of Delaware and the opinions set forth herein are rendered solely upon our review of applicable provisions of Delaware corporation law as currently published in standard compilations and such consultations with Delaware local counsel as we have deemed necessary or appropriate.

      This opinion is given as of the date hereof and we assume no obligation to update or supplement this opinion to reflect any facts or circumstances which may hereafter come to our attention or any changes in laws which may hereafter occur. This opinion is limited to matters herein, and no opinion may be inferred or implied beyond the matters expressly stated herein.

      This opinion is being furnished to you in connection with the transactions contemplated by the Agreement. This opinion is solely for your benefit and is not to be used, circulated, quoted or otherwise referred to for any other purpose nor relied upon by any other person or entity without our prior written consent.

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 4


      Finally, the opinions expressed herein represent our reasonable judgment as to the matters of law addressed herein, based upon the facts presented or assumed, and are not, and should not be construed or considered as, a guaranty.

                                Very truly yours,

                                UNDERWOOD KINSEY WARREN & TUCKER, P.A.

                                  Schedule 2.1

                 Shareholder Agreements and Operating Agreements



1.    Fremont Telcom Co. Shareholders Agreement dated November 14, 1996

2.    Operating Agreement of Fretel Communications, LLC dated December 18, 1998.

      [Any others?]

                                  Schedule 2.3

                                  No Violations


1. Seller discloses that the CoBank loan agreement (copy attached) provides for prepayment penalties, acceleration of loan payments upon change of ownership and a lien on the capital stock of the Company during the term of CoBank loans.

2.    FCC approval will be required for this transaction.

3.    Hart-Scott-Rodino filing will be required.

4.    May require approval of the Idaho Public Utilities Commission is required.

5. Written notice of change of ownership of Fretel Communications, LLC is required to be given to U.S. West Communications, Inc. regarding Agreement for Local Wireline Network Interconnection and Service Resales.

6. Written notice of change of ownership of Fretel Communications, LLC is required to be given to Western Rural Long Distance Alliance regarding Long Distance Carrier Agreement.

7. Written consent to change of ownership of Fremont Telcom Co. is required from Fremont Telcom Bldg., LLC.

[Please list all others. What about Bank of Eastern Idaho and Bank of Idaho as Fremont is a co-debtor with Valley Wireless]

                                  Schedule 2.4

                          Subsidiaries and Investments


                                    ARTICLE I
Joint Venture documents between Fremont Telcom, Fretel, Touch America, Direct Communications and Silver Star regarding the fiber optic cable connection St. Anthony, Rexburg, Idaho Falls, Pocatello and American Falls. [What is the status of this project?]

                                   ARTICLE II
James Bauchman (not Fremont Telcom) is an owner/partner with Allen Hoopes of Silver Star Telephone in Valley Wireless LLC which was the successful bidder in the FCC F-Block PCS spectrum auction.

                                   ARTICLE III
Fremont Telcom entered into a partnership with several other independent telcos via Rocky Mountain Wireless LLC to evaluate the potential business case to become the Sprint PCS Affiliate in Idaho and northern Utah. Each company contributed $10,000 with the proceeds being used to conduct a feasibility study. Since Rocky Mountain Wireless did not enter into a written agreement to become a Sprint PCS Affiliate, the partners filed a "final" tax return for Rocky Mountain Wireless in December 1999 thereby terminating this partnership and the company. [Wasn't this actually the shareholders of Fremont and not Fremont? Why did Fremont receive K-1 instead of shareholders since shareholders are the members?]

                                   ARTICLE IV
LinkTel Networks, LLC is an internet service provider in which Fremont Telcom is a member having a 19% ownership along with Silver Star Telephone and Albion Telephone and along with Nancy Peterson who owns 5%. Linktel Networks, LLC provides Internet access to the telcos as well as other businesses in southern Idaho. In March of 2000 two other telephone companies, Project Mutual and Custer Telephone were approved by the original members to also become members owning 19% in LinkTel Networks, LLC.

                                    ARTICLE V
Organizational chart for Company is attached.

                                   ARTICLE VI
There have been no dividends from subsidiaries or investments.

                                  ARTICLE VII
[This information belongs on Schedule 2.7]

                          Subsidiaries and Investments



                                  ARTICLE VIII
Investments by Fremont include: right to partition 10 MHz of spectrum from Valley Wireless for Fremont Telcom's wireline service area for which the Company paid $88,188 through December 31, 1999 (see participation amendment dated March 2000 which terminates this agreement and investment), LinkTel investment of $40,533, and Rocky Mountain Wireless LLC investment of $10,000. [Wasn't Rocky Mountain investment actually supposed to have been made by the Fremont shareholders?]

                                   ARTICLE IX
 . [This information belongs on Schedule 2.14]

               Potential subsidiary and investment obligations


[Fretel is not a subsidiary]
      . [Capital expenditure information goes on Schedule 2.2]

      . [Shouldn't this be placed on Schedule 2.11]




                            Schedule 2.4 - continued


INVESTMENTS: LINKTEL
      Fremont Telcom is obligated under the terms of LinkTel's operating agreement to invest up to $55,000 of which $40,533 has been invested to date. With the addition of Project Mutual and Custer Telephone to LinkTel, it is not anticipated that additional capital contributions will be required from Fremont Telcom in 2000. Since this is an investment, there is no immediate expectation of a return or repayment of this investment. Fremont Telcom is a co-debtor with Linktel, Albion Telephone Company, Silver Star Telephone Company and

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 3


      Nancy Peterson regarding loans to Linktel from Bank of Eastern Idaho and Bank of Idaho. The outstanding amount owed to Bank of Eastern Idaho is _______________ and to Bank of Idaho is ______________________.

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 1


                                   Section 2.5

                                  Capital Stock


FREMONT TELCOM CO.

      Authorized number of shares         100,000

      Outstanding number of shares         5155.5

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 2


                                  Schedule 2.6

                                 Corporate Books


FREMONT TELCOM CO.

Directors:        John W. Bauchman, James Bauchman, Robert Bauchman, Doug
                  Wagner, Jim Strathmeyer, John Robbins, Dave Kingston.

Officers:         President               -     James Bauchman
                  Vice President          -     John W. Bauchman
                  Secretary/Treasurer     -     John W. Bauchman
                  Assistant
                    Secretary             -     Mike Dolezal


FRETEL COMMUNICATIONS LLC

Managers:         James Bauchman and John W. Bauchman

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 3


                                  Schedule 2.7

                     List of Shareholders/No Liens on Shares


-------------------------------------------------------------------------------
                               FREMONT TELCOM CO.
                                  CAPITAL STOCK
-------------------------------------------------------------------------------
                                  FEDERAL ID        SHARES        % OF STOCK
             NAME                   NUMBER          OWNED         OWNERSHIP
-------------------------------------------------------------------------------
John W. Bauchman Family         88-0433923     1386.625         26.89%
Limited Partnership
6950 Rome Boulevard
Las Vegas, NV 89131
-------------------------------------------------------------------------------
James and Susan Bauchman        88-0446105     1128.875         21.89%
Limited Partnership
1901 N. Rancho Drive
Las Vegas, NV 89106
-------------------------------------------------------------------------------
John Robbins                    ###-##-####    250              4.85%
1255 Odell School Road
Concord, NC 28027
-------------------------------------------------------------------------------
Scott M. and Mary Alice Nielson ###-##-####    125              2.42%
Living Trust 1996
9037 Waterfield Court
Las Vegas, NV 89134
-------------------------------------------------------------------------------
David Kingston                  ###-##-####    500              9.7%
477 Shoup Avenue, Suite 207
Idaho Falls, Idaho 83404
-------------------------------------------------------------------------------

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 4


-------------------------------------------------------------------------------
                               FREMONT TELCOM CO.
                                  CAPITAL STOCK
-------------------------------------------------------------------------------
                                  FEDERAL ID        SHARES        % OF STOCK
             NAME                   NUMBER          OWNED         OWNERSHIP
-------------------------------------------------------------------------------
Peter C. Spaeth Trust           ###-##-####    250              4.85%
U/T/A dated September 25, 1997
3111 Bel Air Dr. #16-G
Las Vegas, NV 89109
-------------------------------------------------------------------------------
                                88-0419783     500              9.7%
Bauchman Family Limited
Partnership
c/o Robert W. Bauchman
3101 High Range
Las Vegas, NV 89102
-------------------------------------------------------------------------------
Guardian Limited Partnership    82-0473194     250              4.85%
No. 1
c/o Dan Harwood
P.O. Box 1491
Idaho Falls, Idaho 83404
-------------------------------------------------------------------------------
Wagner Telecommunications, Inc. 84-1124346     515              10.0%
c/o Doug Wagner - San Isabel
Telecom
2121 So. Blackhawk, Suite 150
Aurora, CO 80014
-------------------------------------------------------------------------------
Cold Springs Ventures, LLC      56-1950432     250              4.85%
c/o Jim Strathmeyer
3200 Beechleaf Ct., Suite 500
Raleigh, NV 27619
-------------------------------------------------------------------------------
                                               5155.50             100.00%
TOTAL
-------------------------------------------------------------------------------

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 5


-------------------------------------------------------------------------------
                           FRETEL COMMUNICATIONS, LLC
                              MEMBERSHIP INTERESTS
-------------------------------------------------------------------------------
                                  FEDERAL ID                MEMBERSHIP
           NAME                     NUMBER                   INTERESTS
-------------------------------------------------------------------------------
John W. Bauchman           ###-##-####               26.9%
6950 Rome Boulevard
Las Vegas, NV 89131
-------------------------------------------------------------------------------
James Bauchman             ###-##-####               21.9%
1901 N. Rancho Drive
Las Vegas, NV 89106
-------------------------------------------------------------------------------
John Robbins               ###-##-####               4.85%
1255 Odell School Road
Concord, NC 28027
-------------------------------------------------------------------------------
Mary Alice Nielson         ###-##-####               2.42%
9037 Waterfield Court
Las Vegas, NV 89134
-------------------------------------------------------------------------------
David Kingston             ###-##-####               9.7%
477 Shoup Avenue
Suite 207
Idaho Falls, Idaho 83404
-------------------------------------------------------------------------------
Peter C. Spaeth            ###-##-####               4.85%
3111 Bel Air Drive #16-G
Las Vegas, NV 89109
-------------------------------------------------------------------------------

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 6


-------------------------------------------------------------------------------
                           FRETEL COMMUNICATIONS, LLC
                              MEMBERSHIP INTERESTS
-------------------------------------------------------------------------------
                                  FEDERAL ID                MEMBERSHIP
           NAME                     NUMBER                   INTERESTS
-------------------------------------------------------------------------------

Robert W. Bauchman         ###-##-####               9.7%
3101 High Range
Las Vegas, NV 89102
-------------------------------------------------------------------------------
                           82-0473194                4.85%
Guardian Limited
Partnership No. 1
c/o Dan Harwood
P.O. Box 1491
Idaho Falls, Idaho 83404
-------------------------------------------------------------------------------
Wagner                     84-1124346                9.98%
Telecommunications, Inc.
c/o Doug Wagner
San Isabel Telecom
2121 So. Blackhawk
Suite 150
Aurora, CO  80014
-------------------------------------------------------------------------------
Cold Springs Ventures, LLC 56-1950432                4.85%
c/o Jim Strathmeyer
3200 Beechleaf Ct.
Suite 500
Raleigh, NC 27619
-------------------------------------------------------------------------------
                                                                         100.00%
TOTAL
-------------------------------------------------------------------------------

CoBank loan agreement provides that CoBank has a lien on all shareholder stock during the term of CoBank loans.

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 7



Distributions to members of Fretel in 2000 amounted to $65,000.00.

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 8


                                  Schedule 2.10

                                    Employees



a.    FREMONT TELCOM CO.

            Full-time Employees:

            [See attached list]



            Part-time Employees:

            [See attached list]




b.    FRETEL COMMUNICATIONS, LLC

            Full-time Employees:

            [See attached list]








                                VACATION SCHEDULE


      The following persons who will remain Company employees post-Closing have the following amounts of vacation per year:


                               [See attached list]

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 9

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 10


                                  Schedule 2.11

                                 Certain Changes


            In the event Fretel is successful in negotiating an agreement to provide service to Rick's College and the off campus housing, Fretel would be required to install fiber from its fiber backbone along Highway 20 to the College (approximately one mile) at an estimated cost of $200,000 plus the cost of any electronics. Fretel has not received cost estimates from suppliers regarding the cost of providing DSL services on or off campus, therefore, the amount of potential obligation cannot be determined. Likewise, the cost of providing DSL and voice services to the off campus housing cannot be determined and no commitment has been made as of this date.

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 1


                                  Schedule 2.12

                                    Contracts



1.    CoBank loan documents and agreements provided.

2.    NECA agreements. [Please list separately]

3. EAS agreement. [Is this the IPUC EAS Order or is there a separate contract with U.S. West?]

4.    Joint ownership agreement of Ericsson Host Swith with Teton
      Communications.

5. Fiber optic cable project with Touch America, Silver Star & Direct Communications. [What is the amount still owing?]

6.    B&C agreement between Fretel and Fremont Telcom.

7. Negotiations for Fretel to provide service to Rick's College are ongoing but no written contract has been signed as of this date.

8. Negotiations with Touch America to utilize its LMDS license in Idaho Falls and Pocatello are ongoing but no contract has been signed as of this date.

9.    Interconnection agreement between Fretel and US WEST provided.

10. There is no agreement between Fremont Telcom, Fretel and Sprint PCS to provide T-1 connections to cell sites at this time.

11.   LinkTel operating agreement provided.

12. Fremont Telcom's $6 million loan with CoBank dated March 1, 2000 provides that funds will be provided to fund Fretel's CLEC operation with Fremont Telcom guaranteeing all loan proceeds. [What is the status of this loan? Has the loan closed? What are the costs involved in canceling the loan commitment? In repayment of loan, if made?]

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 2


                            Schedule 2.12 - continued


13. The Partition Agreement between Fremont Telcom and Valley Wireless LLC has been converted to an account receivable as of March, 2000.

14. Fremont Telcom, Albion Telephone, Silver Star Telephone and Nancy Peterson are each co-debtors of LinkTel's loans with Bank of Idaho and Bank of Eastern Idaho. New partners, Project Mutual and Custer Telephone will also become co-debtors of these loans.

15. Fremont Telcom leases include ARI vehicle leases, Triad Leasing equipment leases, copier and mail stuffing machine leases, Fremont County warehouse lease and Fremont Telcom Building LLC lease of Fremont's office.

16. Purchase orders acquiring various materials and supplies in the "ordinary course of business" are outstanding as of this date, however Fremont Telcom has no commitment to purchase materials or supplies in any amount from any specific supplier.

17. Consultants used by Fremont Telcom and Fretel include: GVNW, Moss Adams LP, Harp Engineers, Martin & Associates Engineers, Alamon (provides independent contract employees), Givens Pursley (attorneys for Fremont, Fretel and ITA), and Kraskin & Associates (FCC attorney).

18. Fremont Telcom has entered into "land developments agreements" (copies provided) with certain developer/customers to provide construction in new subdivisions providing telecommunications services. These agreements provide for reimbursement of funds paid by developers to Fremont Telcom for construction of said facilities if these new developments generate a minimum number of new customers for Fremont Telcom within a specified period of time. [Please list]

SHAREHOLDERS OF FREMONT TELCOM CO.
________________, 2000
PAGE 3


19.   Fremont Telcom has agreed to use LinkTel as its Internet service provider.

20. Fremont Telcom has pole attachment agreements with PacifiCorp and Fall River Electric Coop.

21.   See Schedule 2.4.

                            Schedule 2.12 - Continued


24. The Island Park south Central Office and the Big Bend repeater are located on land leased from the Forest Service.

25. Prior to closing, James Bauchman intends to terminate the ARI lease on the Ford Explorer by purchasing it for his personal use thereby terminating Fremont's liability regarding the vehicle.

                                Schedule 2.14(a)

                                 Owned Property



A. Real and personal property not leased by Fremont Telcom is provided on the attached CPR records of the Company. Leases provided identify all real and personal property leased by the Company. CoBank has a lien on assets owned by the Companies and the lessor's have liens on the specific assets leased from each respective company. [Real Property needs to be listed by deed reference, address and use if owned and by address, use and name of owner if leased. Each parcel used must be listed on this Schedule separately if owned and on 2.14(b) if leased. Personal property owned may be listed by attachment to Schedule 2.14(a) and leased personal property may be listed by attachment to Schedule 2.14(b)]

B.    Leased property includes:
      1.    AIR leased vehicles
      2.    Triad leased equipment
      3.    Copier and mail stuffer leases
      4.    Fremont County warehouse lease
      5.    FremontTelcom Building LLC lease

                                Schedule 2.14(b)

                                 Leased Property

                                Schedule 2.14(c)

                          Regulatory/Zoning Compliance

                                Schedule 2.14(e)

                                    Condition


Purchaser acknowledges and agrees to James Bauchman's termination of ARI lease on Ford Explorer and purchase of said vehicle by him.

                                  Schedule 2.15

                                   Litigation


                                      None

                                  Schedule 2.16

                                   Tax Matters


1. Moss Adams LLP has requested an extension in filing Fremont Telcom's 1999 federal tax return.

 . [The preparation of the Closing Balance Sheet is governed by the Purchase Agreement which provides that it will be prepared in accordance with GAAP, consistent with past practices and mutually acceptable.]

2. Fretel is a limited liability company that is treated as a partnership for tax purposes.

                                  Schedule 2.17

                           Bank and Brokerage Accounts


Fremont Telcom Co. bank account information:

      Bank of Idaho
      34 E. Main
      P.O. Box 126
      Saint Anthony, ID 83445
      Contact: Sawndy Withers
      Telephone: (208) 624-4900

      Acct # 51000669 $745,490.56 current combined balance with sweep account

      Acct # 51002373 sweet account


      Wells Fargo
      P.O. Box 57
      Boise, ID 83757

      Contact: Kraig Hills
      Telephone: (208) 389-4251

      Acct # 4187511084   $2,500.00

Fremont Telcom does not have a brokerage account, and Fretel does not have its own bank or brokerage account.

                                  Schedule 2.19

                             Employee Benefit Plans


1.    Principal Financial 401(k) plan
2.    CBSA group health plan
3.    OPASTCO group dental and life insurance
4.    Flexible benefit (cafeteria) plan
5. Vacation, holiday, insurance, severance, retirement and other benefits provided in the Company's employee policy and benefit manual provided.

                                  Schedule 2.20

                              Intellectual Property



                                      None

                                  Schedule 2.21

                              Environmental Matters



[Must be separately listed or if "None" put none]

                                  Schedule 2.22

                      Capital Expenditures and Investments

      See attached Fremont Telcom Capital Expenditure Budget.

      Fretel's capital expenditure requirements have not been identified as of this date with the exception of its share of the fiber optic cable construction (i.e. $200,000) and working capital. Since the business plan has not been completed and MJD and Fretel intend to establish a joint business plan and budget, the amount of potential obligation cannot be determined without MJD's input.

                                  Schedule 2.23

                            Dealings with Affiliates


Fremont Telcom has advanced $90,114.40 to James Bauchman and Valley Wireless LLC to bid on the 39 MHz wireless auction with the FCC. With the understanding that MJD is not interested in this spectrum, this loan will be repaid prior to closing and in the event Valley Wireless is successful in this auction, James Bauchman will sell his interest so James Bauchman will not compete with MJD using this spectrum. Valley Wireless LLC owes Fremont Telcom $88,188 pursuant to Participation Amendment dated March 2000.

                                   Schedule 2.24

                                    Insurance

Insurer                                   Insured
-------                                   -------

NFU (National Farmer Insurance)           Fremont Telcom/Fretel

OPASTCO                                   Fremont Telcom [Is Fretel also
                                          included?]

Federal Kemper Life
      (Zurich Kemper)                     James Bauchman life insurance

Jackson National Life                     John M. Bauchman life insurance



Copies of insurance claims are attached. [Any pending or threatened claims]. Group health claims have been provided for 1999. [Please add information regarding policy numbers, amount of coverage, types of coverage and premium amount for each policy].

                                  Schedule 2.25

                              Brokerage Commission


                                      None

                                  Schedule 2.26

                                     Permits



1. FCC radio/microwave license [Please list separately by type, call letters and date of expiration]

2.    Orders:
      a.    IPUC EAS
      b.    Fretel IPUC approval
      c.    FCC order lifting US cap
      d.    Certificate Fretel
      e.    IPUC US order
      f.    FCC order Fremont-US WEST
      g.    FCC "rural" self certification

      [Is there an IPUC Certificate of Public Convenience for Fremont or any other IPUC authorization?]

      [Any other certificates or permits?]

      [Does Fremont and/or Fretel hold an FCC Section 214 authorization?]

 [Not a permit, order, etc.]

3. Other telephone service providers include: US Cellular, CommNet Cellular, numerous independent inter-exchange carriers.

4. A listing of all FCC, IPUC returns, reports, applications filed by the Company is attached. IPUC not require annual report in 1996. 1999 PUC and State Tax Commission reports not completed as of this date.

                                  Schedule 2.27

                Absence of Undisclosed Liabilities/Corporate Debt


CoBank debt has certain conditions which include but are not limited to liens on stockholders stock, prepayment penalties and acceleration clauses (see CoBank) loan documents.

                                  Schedule 3.3

                    Consents and Authorizations of Purchaser


1. FCC approval will be required for this transaction, both with respect to the radio/microwave licenses as well as the Section 214 authorization.

2.    Idaho Public Utility Commission approval may be required.

3.    A pay-off letter from CoBank ACB will be required.

4. Written notice of change of ownership of Fretel Communications, LLC is required to be given to U.S. West Communications, Inc. regarding Agreement for Local Wireline Network Interconnection and Service Resales.

5. Written notice of change of ownership of Fretel Communications, LLC is required to be given to Western Rural Long Distance Alliance regarding Long Distance Carrier Agreement.

6. Written consent to change of ownership of Fremont Telcom Co. is required from Fremont Telcom Bldg., LLC.

7. U.S. Department of Agriculture (Forest Service) Special Use Permits for Holder #4202-21 and #4202-01 require approval for a change of control.

8.    Approval of the Board of Directors of MJD Ventures, Inc. must be obtained.

9.    Hart-Scott-Rodino filing is required.

10. Waiver of preemptive rights/consents/notices required pursuant to terms of Stockholders' Agreement in order to issue shares of Purchaser Capital Stock to James Partnership and John Partnership.

11. Will need written waiver of Investor Stockholders under Stockholders Agreement to option included in James Bauchman and John W. Bauchman Employment Agreements.

                                  Schedule 4.9

                          Interim Financial Information

                                  Schedule 4.14

                         Article IV Disclosure Statement